As filed with the Securities and Exchange Commission on May 9, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

(Amendment No. 3)
To the Registration Statement on Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSTAR PHARMACEUTICALS, INC.
(name of small business issuer in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)

2834
(Primary Standard Industrial Classification Code Number)

20-5101287
(I.R.S. Employer Identification Number)

Shiji Avenue, Xianyang City
Shaanxi province, P.R. China, 712000
Tel: 011-86-029-33686638
(Address and telephone number of principal executive offices)

Shiji Avenue, Xianyang City
Shaanxi province, P.R. China, 712000
(Address of principal place of businesses)

United Corporate Services, Inc.
20 South Charles Street – Suite 1200
Baltimore, Maryland 21201
800-899-8648
(Name, address and telephone number of agent for service)

Copies to:
Darren Ofsink, Esq.
GUZOV OFSINK LLC
600 Madison Avenue, 14th Floor,
New York, NY 10022

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

o Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Biostar Pharmaceuticals, Inc. previously filed a registration statement on Form SB-2 (SEC File No. (333-147363-071239827), on November 13, 2007 to register 1,088,588 shares of common stock underlying our Series A Preferred Stock and 1,088,588 shares of common stock underlying warrants, pre-effective Amendment No. 1 on Form S-1/A (SEC File No. (333-147363-08639473)) on February 25, 2008 and pre-effective Amendment No. 2 on form S-1/A (SEC File No. (333-147363-08737351)). This pre-effective Amendment No. 3 further amends the registration statement to update certain information contained therein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY  __, 2008

PRELIMINARY PROSPECTUS

BIOSTAR PHARMACEUTICALS, INC.

1,088,588 Shares of Common Stock
(underlying Series A Preferred Stock)

1,088,588 Shares of Common Stock
(underlying Warrants)

Offered by Selling Stockholders

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 2,177,176 shares of our common stock, including (i) 1,088,588 shares they may acquire on conversion of Series A Preferred Stock and (ii) 1,088,588 shares they may acquire on exercise of warrants. The Series A Preferred Stock and the warrants were issued to the selling stockholders in a private placement completed on June 4, 2007. The warrants have an exercise price of $1.00 per share (subject to adjustment). All of the warrants expire in three years. The Series A Preferred Stock is convertible into common stock at anytime at the rate of 15.015 shares of common stock for each share of Series A Preferred stock (subject to adjustment).

The selling stockholders will sell their shares of our common stock at a price of $0.67 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. To the extent the warrants are exercised for cash, we will receive the exercise price for those warrants of $1.00 per share or an aggregate of $1,088,588. We will pay all of the registration expenses incurred in connection with this offering (estimated to be approximately $160,000), but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

Our common stock is not currently quoted on any exchange or inter-dealer market. We cannot give you any assurance that an active trading market in our common stock will develop, or if an active market does develop, that it will continue.

The shares are being offered by the selling stockholders in anticipation of the development of a secondary trading market in our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 for a discussion of certain risk factors that you should consider. You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2008

TABLE OF CONTENTS

About This Prospectus	6
Cautionary Note Regarding Forward Looking Statements and Other Information Contained in this Prospectus	7
Prospectus Summary	7
Risk Factors	11
Selling Stockholders	28
Plan of Distribution	31
Use of Proceeds	33
Market For Common Equity And Related Stockholder Matters	33
Management's Discussion and Analysis of Financial Condition And Results of Operations	34
Description of Business	42
Description of Property	59
Legal Proceedings	59
Security Ownership of Certain Beneficial Owners and Management Directors, Executive Officers, Promoters and Control Persons	60
Executive Compensation	64
Certain Relationships and Related Transactions	65
Description of Our Securities	65
Legal Matters	66
Experts	66
Interest of Named Experts and Counsel	66
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	66
Changes in and Disagreements with Accountants	66
Where You Can Find More Information	66
Financial Statements	67

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors and Officers	101
Other Expenses of Issuance and Distribution	101
Recent Sales of Unregistered Securities	101
Exhibits	102
Undertakings	103
Signatures	104

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon conversion of their preferred stock and/or exercise of their warrants, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

When used in this prospectus, the terms:

o	“Biostar,” the "Company," "we," "our" and "us" refers to Biostar Pharmaceuticals, Inc., a Maryland company.

o	"Shaanxi Biostar" refers to our wholly owned subsidiary Shaanxi Biostar Biotech, Ltd., a Chinese company.

o	"Aoxing Pharmaceutical" refers to our variable interest entity Shaanxi Aoxing Pharmaceutical Co., Ltd, a Chinese company that has entered into a series of agreements with Shaanxi Biostar that:

o
give Shaanxi Biostar control over the board of directors, officers, operations and finances of Aoxing Pharmaceutical (see “Description of Business - Corporate History” beginning on page 42 of this prospectus),

o
permit Aoxing Pharmaceutical to be treated as a subsidiary of Shaanxi Biostar under the laws of the People’s Republic of China (see “Description of Business - Corporate History” beginning on page 42 of this prospectus)

o	allow us to consolidate its financial statements under GAAP (see “Description of Business - Corporate History” beginning on page 42 of this prospectus).

o	WFOE” refers to Shaanxi Biostar which is a “wholly foreign-owned enterprise” under the laws of the People’s Republic of China.

o	“Aoxing Shareholders” refers to the shareholders of Aoxing who are also the shareholders of Biostar.

o	"yuan" or "RMB" refer to the Chinese yuan (also known as the Renminbi). According to the currency website xe.com, as of April 30, 2008, $1 = 6.9855 yuan.

o	"PRC" or "China" refers to the People's Republic of China.

o	“SFDA” the PRC State Food and Drug Administration.

o
"OTC Bulletin Board" or the "OTCBB" refers to the Over-the-Counter Bulletin Board, an electronic quotation system for equity securities overseen by the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers), which is accessible through its website at www.otcbb.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER
INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) projected sales, profitability, and cash flows, (b) growth strategies, (c) anticipated trends, (d) future financing plans and (e) anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of the forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.

THE COMPANY

Business Overview

We are a holding company that, through our wholly-owned subsidiary Shaanxi Biostar and our variable interest entity ("VIE") Aoxing Pharmaceutical in the PRC, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. Aoxing Pharmaceutical’s most popular product is its Xin Ao Xing Oleanolic Acid Capsule is the only over-the-counter (“OTC”) medicine licensed for sale by the PRC government for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to Aoxing Pharmaceutical’s hepatitis product, it manufactures three OTC products, two prescription-based pharmaceuticals and ten nutritional supplements. Aoxing Pharmaceutical has adopted international standards and currently has three patents pending approval. Aoxing Pharmaceutical derives 15% of its products from medicinal herbs that it grows on its farms and sources the other materials from raw materials suppliers.

Aoxing Pharmaceutical’s products are currently being sold through distributors and an established network of more than 200 dedicated sales people. Aoxing Pharmaceutical is also in the process of testing its new internet service, the China Hepatitis Internet Hospital (“CHIH”). We believe that this unique, multi-purpose site will serve as an effective marketing tool and distribution channel for Aoxing Pharmaceutical’s hepatitis and nutrient products, while providing patients with convenient, confidential and dedicated service that is provided by a qualified and dedicated staff.

Aoxing Pharmaceutical currently manufactures five categories of drugs and ten nutrients which are sold in over 28 provinces in China. In addition, there are 9 products under development and/or awaiting approval, which will complement its existing product line. Aoxing Pharmaceutical’s significant pharmaceutical products and their usages are summarized below:

o Over the Counter medical products:

•	Xin Ao Xing Oleanolic Acid capsule, designed for the treatment of Hepatitis B.

•	Ganwang Compound Paracetamol and Amantadine Capsule, designed for the relief of the common cold, runny nose, sore throat, headache and fever.

•	Tianqi Dysmenorrhea Capsule, designed for the relief of pain and other symptoms associated with menstruation.

o Prescription pharmaceutical products:

•	Danshen Granule, designed for the treatment of coronary heart disease, myocarditis and angina pectoris.

•	Taohuasan Pediatric Medicine, designed for the relief of bronchial congestion of the lungs and to reduce associated coughing.

Corporate History

Biostar was incorporated in the State of Maryland on March 27, 2007. On June 15, 2007, we formed Shaanxi Biostar BioTech, Ltd., a limited liability company organized under the laws of the PRC ("Shaanxi Biostar"), as our wholly-owned subsidiary and a "wholly foreign-owned enterprise" ("WFOE") under Chinese law. On November 1, 2007, Shaanxi Biostar signed a management entrustment agreement with Aoxing Pharmaceutical ("Aoxing Pharmaceutical"), a medical and pharmaceutical developer, manufacturer and marketer formed in August of 1995 under the laws of the PRC, and the shareholders of Aoxing Pharmaceutical. Pursuant to that agreement, Shaanxi Biostar acts as the management company for Aoxing Pharmaceutical, and Aoxing Pharmaceutical conducts the principal operations of the business.

In summary, we do not own Aoxing Pharmaceutical; however, thorough Shaanxi Biostar, we are entitled to receive all of the profits of Aoxing Pharmaceutical, and we are obligated to pay all of its debts. As a result we are allowed to consolidate the financial statements of Aoxing Pharmaceutical under GAAP.

The Management Entrustment Agreement was utilized instead of a direct acquisition of the assets, common stock or a share exchange because of the lack of clarity in the implementation of current PRC laws regarding the use of a non-PRC entity’s equity as consideration to acquire a PRC entity’s equity or assets. This makes it highly uncertain, if not impossible, for a non-PRC entity (such as the Biostar) to use its equity to acquire a PRC entity (such as Aoxing Pharmaceutical). While PRC law does allow for the purchase of equity interests in, or assets of a PRC entity by a non-PRC entity for cash, the purchase price must be based on the appraised value of the equity or assets. Because we did not have sufficient cash to pay the estimated full value of all of the assets of Aoxing Pharmaceutical, we, through Shaanxi Biostar, entered into the Management Agreement in exchange for the right to exercise functional control over Aoxing Pharmaceutical and allow us to consolidate its financial results for the purposes of GAAP.

Thus by causing our subsidiary Shaanxi Biostar to enter into the Management Entrustment Agreement, Voting Proxy Agreement and Share Pledge Agreement, we obtained the same result as a direct share exchange, which is to permit us to consolidate the financial results of Aoxing Pharmaceutical as our VIE. For a description of these agreements, see “Description of Business - Corporate History” beginning on page 44 of this prospectus.

The following diagram sets forth the current corporate structure of the Company:

In exchange for executing the Management Entrustment Agreement, the shareholders of Aoxing Pharmaceutical received shares of our common stock and some of our officers and directors are officers and directors of Aoxing Pharmaceutical. The tables below set forth our significant shareholders and the significant shareholders officers and directors and their relationship with Aoxing Pharmaceutical.

Name	Position/Interrelationship

Ronghua Wang	CEO of Biostar, majority shareholder of Biostar with 40.48% of our common stock; Director of Shaanxi Biostar with right to vote Aoxing Pharmaceutical shares.

Shuang Gong	Secretary Of Biostar and Aoxing
Qinghua Liu	Director of Biostar, CFO of Aoxing
Xifeng Nie	Director of Biostar, Vice Manager and Office Director of Aoxing Pharmaceutical
Amei Zhang	Director of Biostar, Chief Operating Officer of Aoxing Pharmaceutical and Biostar
Haipeng Wu	Director of Biostar, Director of Aoxing Pharmaceutical, Director of Shaanxi Biostar with right to vote Aoxing Pharmaceutical shares
Menhua Cai	Director of Shaanxi Biostar with right to vote Aoxing Pharmaceutical shares

THE OFFERING

Offering By Selling Stockholders

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,177,176 shares of our common stock, including 1,088,588 shares they may acquire on conversion of Series A Preferred Stock and 1,088,588 shares they may acquire on exercise of warrants. The Series A Preferred Stock and warrants were purchased by the selling stockholders in a series of private placements made exclusively to accredited investors completed on June 4, 2007, and the common stock issuable upon conversion or exercise of those securities may be offered for sale by the selling stockholders from time to time. No shares are being offered for sale by the Company.

Common stock outstanding prior to Offering	22,152,311
Common stock offered by the Company	0
Total shares of common stock offered by Selling stockholders	2,177,176
Common stock to be outstanding after the offering (assuming all Series A Preferred Stock have been converted and all warrants have been exercised)	24,329,487
Use of Proceeds
We will not receive any of the proceeds from the sales of the shares by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. We intend to use any cash proceeds received from the exercise of warrants for working capital and other general corporate purposes. We cannot assure you that any of the warrants will ever be exercised for cash or at all. If all of the warrants were to be exercised for cash, we would receive $1,088,588 in proceeds.

Risk Factors	See "Risk Factors" and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

Background

Between May 29, 2007 and June 4, 2007, we raised $725,000 in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share, which we issued together with warrants to purchase an aggregate of 1,088,588 shares of our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 1,088,588 shares of our common stock or 4.47% of our issued and outstanding common stock on a fully diluted basis.

Plan Of Distribution

This offering is not being underwritten. The selling stockholders will sell their shares of our common stock at a price of $0.67 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions or or (ii) at such time our common stock is listed on the OTC Bulletin Board or on any stock exchange on which the shares may be listed in the future, in one or more transactions, including block transactions in accordance with the applicable rules of such exchange. Once our common stock is listed, the selling price of the shares may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay all expenses of registration incurred in connection with this offering (estimated to be approximately $150,000), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is current under the rules of the SEC and we have not withdrawn the registration statement.

The offering of common stock may be through the facilities of the OTCBB or such other exchange where our common stock may then be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock.

RISK FACTORS

Risks Related To The Business of Aoxing Pharmaceutical

Aoxing Pharmaceutical’s operating history may not serve as an adequate basis to judge Aoxing Pharmaceutical’s future prospects and results of operations.

Aoxing Pharmaceutical commenced its current line of business operations in 1997 and received its Good Manufacturing Practices ( “GMP”) certification in January 2006 which is necessary for it to renew every five years for Aoxing Pharmaceutical to stay in business. Aoxing Pharmaceutical’s operating history may not provide a meaningful basis on which to evaluate its business. We cannot assure you that Aoxing Pharmaceutical will maintain its profitability or that we will not incur net losses in the future. We expect that Aoxing Pharmaceutical’s operating expenses will increase as it expands. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

o	raise adequate capital for expansion and operations;

o	implement Aoxing Pharmaceutical’s business model and strategy and adapt and modify them as needed;

o	increase awareness of Aoxing Pharmaceutical’s brands, protect its reputation and develop customer loyalty;

o	manage Aoxing Pharmaceutical’s expanding operations and service offerings, including the integration of any future acquisitions;

o	maintain adequate control of Aoxing Pharmaceutical’s expenses;

o
Anticipate and adapt to changing conditions in the medical over the counter, pharmaceutical and nutritional supplement markets in which Aoxing Pharmaceutical operates as well as the impact of any changes in government regulations, mergers and acquisitions involving Aoxing Pharmaceutical’s competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, Aoxing Pharmaceutical’s business may be materially and adversely affected.

The loss of Aoxing Pharmaceutical as our operating business would have a material adverse effect on our business and the price of our common stock.

We do not directly own Aoxing Pharmaceutical. Our ability to control Aoxing Pharmaceutical and consolidate its financial results is through a series of contractual agreements between it and our wholly owned subsidiary Shaanxi Biostar. Management of Aoxing Pharmaceutical is affiliates of us and of Shaanxi Biostar and the stockholders of Aoxing Pharmaceutical are also our stockholders. Mr. Wang, our CEO and Chairman holds approximately 45% of the shares of Aoxing Pharmaceutical and 40.5% of our common stock.  The Management Entrustment Agreement may be terminated upon the termination of the business of Shaanxi Biostar or upon the date upon which Shaanxi Biostar completes the acquisition of Aoxing Pharmaceutical. Any other termination would be a breach of the agreement. Because the affiliates control the parties to the Management Entrustment Agreement, it could be possible for the affiliates to breach the agreement and our unaffiliated investors would have little or no recourse because of the inherent difficulties in enforcing their rights since all our assets are located in the PRC. (See, PRC laws and regulations governing Aoxing Pharmaceutical's current business are sometimes vague and uncertain.) In the event that management of Aoxing Pharmaceutical decides to breach the Management Entrustment Agreement, the risk of loss of the affiliated shareholders of Aoxing Pharmaceutical could be lower than unaffiliated investors and the interests of the management and shareholders of Aoxing Pharmaceutical would be in conflict with the interest of our other stockholders.

Aoxing Pharmaceutical’s failure to compete effectively may adversely affect our ability to generate revenue.

Aoxing Pharmaceutical competes with other companies, many of whom are developing or can be expected to develop products similar to Aoxing Pharmaceutical. Aoxing Pharmaceutical’s market is a large market with many competitors. Many of its competitors are more established than Aoxing Pharmaceutical is, and have significantly greater financial, technical, marketing and other resources than it presently possess. Some of Aoxing Pharmaceutical’s competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that Aoxing Pharmaceutical will be able to compete effectively with current or future competitors or that the competitive pressures it faces will not harm it business.

Xin Ao Xing Oleanlic Acid Capsule is the only over the counter product for Hepatitis B treatment, which has received approval from the SFDA, so it is very competitive in the hepatitis market. The main competition to the product is from prescription drug producers, from the “Hepatitis Jie Du Capsule” produced by Zhong Meng Pharmaceuticals and the “Hepatitis Kang Shu Capsule” produced by Mai Di Sen Pharmaceutical.

The Compound Paracetamol and Amantadine Hydrochloride Capsule have many competing producers with the market leaders being Hainan Asian pharmaceuticals, Jiangxi Ren He Pharmaceutical Inc.

Danshen granule is a prescription drug, which also has many competitors in this market, or ones that produce a similar or substitute products such as Danshen tablet, compound Danshen tablet or dribbing-pill of Danshen. The two major competitors are Hai Nan Min Hai Pharmaceutical, Co., Ltd. and Yunnan Yong An Pharmaceutical, Co., Ltd.

Taohuasan is kind of drug for pediatrics using, main competitors are Shandong Bai Cao Pharmaceutical Co., Ltd. and Changchun Renmin Pharmaceutical Co., Ltd.

Yunnan Yuxi Weihe Pharmaceuticals Co., Ltd. and Shandong Phoenix Co., Ltd are two major competitors for Tianqi dysmenorrhea capsule.

Aoxing Pharmaceutical’s competitors are required to have GMP certificates.

We may not be able to effectively control and manage the growth of Aoxing Pharmaceutical.

If Aoxing Pharmaceutical’s business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on its existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect its operations and cause delay in production and delivery of its pharmaceutical prescription, over the counter and medical nutrient products as well as administrative inefficiencies.

We may require additional financing in the future and a failure to obtain such required financing will inhibit Aoxing Pharmaceutical’s ability to grow.

The continued growth of Aoxing Pharmaceutical’s business may require additional funding from time to time which we expect would come from private placements of our equity or debt securities with accredited investors or by offering our securities for sale pursuant to an effective registration statement on a market where our common stock is traded. Funding would be used for general corporate purposes, which could include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock, among other things. Obtaining additional funding would be subject to a number of factors including market conditions, operating performance and investor sentiment, many of which are outside of our control. These factors could make the timing, amount, terms and conditions of additional funding unattractive or unavailable to us.

Our management believes that Aoxing Pharmaceutical currently has sufficient funds from working capital to meet its current operating costs over the next 12 months.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of Aoxing Pharmaceutical's business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.

We through our subsidiary Shaanxi Biostar or Aoxing Pharmaceutical may engage in future acquisitions that could dilute the ownership interests of our stockholders, cause us to incur debt and assume contingent liabilities.

We through our subsidiary Shaanxi Biostar or Aoxing Pharmaceuticalmay review acquisition and strategic investment prospects that we believe would complement the current product offerings of Aoxing Pharmaceutical, augment its market coverage or enhance its technical capabilities, or otherwise offer growth opportunities. From time to time Aoxing Pharmaceutical reviews investments in new businesses and we through our subsidiary Shaanxi Biostar or Aoxing Pharmaceutical expect to make investments in, and to acquire, businesses, products, or technologies in the future. In the event of any future acquisitions, we could:

•	issue equity securities which would dilute current stockholders’ percentage ownership;

•	incur substantial debt;

•	assume contingent liabilities; or

•	expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if through our subsidiary Shaanxi Biostar or Aoxing Pharmaceutical we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

•	difficulties in the assimilation of acquired operations, technologies and/or products;

•	unanticipated costs associated with the acquisition or investment transaction;

•	the diversion of management’s attention from other business concerns;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which Aoxing Pharmaceutical has no or limited prior experience;

•	the potential loss of key employees of acquired organizations; and

•	substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we through our subsidiary Shaanxi Biostar or Aoxing Pharmaceutical will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire in the future through our subsidiary Shaanxi Biostar or Aoxing Pharmaceutical and our failure to do so could have a material adverse effect on our and/or Aoxing Pharmaceutical's business, operating results and financial condition.

We are responsible for the indemnification of our officers and directors.

Our certificate of incorporation provides for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Maryland. Since we do not hold any indemnification insurance, these indemnification provisions could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions. Ronghua Wang, our Chairman of Board, President and Chief Executive Officer, Elaine Lanfeng Zhao, our Chief Financial Officer, Shuang Gong our Secretary, Amei Zhang, our Chief Operating Officer and Michael Segal, Qinghua Liu, Haipeng Wu, and Xifeng Nie, our directors, are key personnel with rights to indemnification under our certificate of incorporation.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We expect to continue to improve our internal accounting control for budgeting, forecasting, managing and allocating our funds and to better account for them as we grow. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for "non-accelerated filers," as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We have not yet evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007 and December 31, 2009 respectively. Our lack of familiarity with Section 404 may unduly divert management's time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management's report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities. So far, our external auditors have not reported to our board of directors any significant weakness on our internal control and provided recommendations accordingly.

Aoxing Pharmaceutical is Dependent On Certain Key Personnel And Loss Of These Key Personnel Could Have A Material Adverse Effect On Our and Aoxing Pharmaceutical's Business, Financial Condition And Results Of Operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel at Aoxing Pharmaceutical. Ronghua Wang, our President, Chief Executive Officer and Chairman of the Board, Amei Zhang, our Chief Operating Officer, Shuang Gong, our Secretary, Jianmin Du, General Manager and Chief Engineer of Aoxing Pharmaceutical, perform key functions in the operation of our and Aoxing Pharmaceutical's business. There can be no assurance that Aoxing Pharmaceutical will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. Aoxing Pharmaceutical must attract, recruit and retain a sizeable workforce of technically competent employees. We do not carry key man life insurance for any of our key personnel or personnel at Aoxing Pharmaceutical nor do we foresee purchasing such insurance to protect against a loss of key personnel and the key personnel of Aoxing Pharmaceutical.

We and Aoxing Pharmaceutical are dependent upon the services of Mr. Wang, for the continued growth and operation of our company because of his experience in the industry and his personal and business contacts in China. Neither we nor Aoxing Pharmaceutical have an employment agreement with Mr. Wang and do not anticipate entering into an employment agreement in the foreseeable future. Although we have no reason to believe that Mr. Wang will discontinue his services with us or Aoxing Pharmaceutical, the interruption or loss of his services would adversely affect our ability to effectively run Aoxing Pharmaceutical's business and pursue its business strategy as well as our results of operations.

Aoxing Pharmaceutical may not be able to hire and retain qualified personnel to support its growth and if it is unable to retain or hire these personnel in the future, its ability to improve its products and implement its business objectives could be adversely affected.

Competition for senior management and senior personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and Aoxing Pharmaceutical may not be able to retain the services of its senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition. Aoxing Pharmaceutical expects to hire additional sales and plant personnel throughout fiscal year 2008 in order to accommodate its growth. Aoxing Pharmaceutical has employment agreements with Ms. Zhang, Mr. Du and Ms. Gong.

If Aoxing Pharmaceutical fails to increase its brand recognition, it may face difficulty in obtaining new customers and business partners.

We believe that establishing, maintaining and enhancing Aoxing Pharmaceutical’s brand in a cost-effective manner is critical to achieving widespread acceptance of Aoxing Pharmaceutical’s current and future products and services and is an important element in Aoxing Pharmaceutical's effort to increase its customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in Aoxing Pharmaceutical’s market develops. Some of Aoxing Pharmaceutical’s potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of Aoxing Pharmaceutical’s brand will depend largely on its ability to maintain a sizeable and active customer base, its marketing efforts and its ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses Aoxing Pharmaceutical incurs in building its brand. If Aoxing Pharmaceutical fails to successfully promote and maintain its brand, or if Aoxing Pharmaceutical incurs substantial expenses in an unsuccessful attempt to promote and maintain its brand, it may fail to attract enough new customers or retain its existing customers to the extent necessary to realize a sufficient return on its brand-building efforts, in which case Aoxing Pharmaceutical's business, operating results and financial condition, further ours would be materially adversely affected.

Aoxing Pharmaceutical's operating results may fluctuate as a result of factors beyond its control.

Aoxing Pharmaceutical's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond its control. These factors include:

•	the costs of pharmaceutical products and development;

•	the relative speed and success with which Aoxing Pharmaceutical can obtain and maintain customers, merchants and vendors for its products;

•	capital expenditures for equipment;

•	marketing and promotional activities and other costs;

•	changes in Aoxing Pharmaceutical’s pricing policies, suppliers and competitors;

•	the ability of Aoxing Pharmaceutical’s suppliers to provide products in a timely manner to its customers;

•	changes in operating expenses;

•	increased competition in Aoxing Pharmaceutical’s markets; and

•	other general economic and seasonal factors.

Aoxing Pharmaceutical faces risks related to product liability claims.

Aoxing Pharmaceutical does not maintain product liability insurance. It faces the risk of loss because adverse publicity associated with product liability lawsuits, whether or not such claims are valid. It may not be able to avoid such claims. Although product liability lawsuits in the PRC are rare, and Aoxing Pharmaceutical has not to date experienced significant failure of its products, there is no guarantee that it will not face such liability in the future. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on its business, financial condition and prospects.

Aoxing Pharmaceutical faces marketing risks.

Newly developed drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, Aoxing Pharmaceutical must develop and manufacture its products to accurately target specific markets to ensure product sales. If Aoxing Pharmaceutical fails to invest in extensive market research to understand the health needs of consumers in different geographic areas, it may face limited market acceptance of its products, which could have material adverse effect on its sales and earning.

We face risks relating to difficulty in defending intellectual property rights from infringement.

Our success depends on protection of the current and future technologies and products of Aoxing Pharmaceutical and its ability to defend its intellectual property rights. Aoxing Pharmaceutical has filed for copyright protection for the various names and brands of its products sold in the PRC. It has also filed for patent protection on three of its products. However, it is possible for its competitors to develop similar competitive products even thought it has taken steps to protect its intellectual property. If we fail to protect Aoxing Pharmaceutical’s intellectual property adequately, competitors may manufacture and market products similar to Aoxing Pharmaceutical. Aoxing Pharmaceutical expects to file patent applications seeking to protect newly developed technologies and products in various countries, including China. Some patent applications in China are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, Aoxing Pharmaceutical may not be the first to invent, or file patent applications on any of its discoveries. Patents may not be issued with respect to any of Aoxing Pharmaceutical’s patent applications and existing or future patents issued to or licensed by it may not provide competitive advantages for its products. Patents that are issued may be challenged, invalidated or circumvented by its competitors. Furthermore, Aoxing Pharmaceutical’s patent rights may not prevent its competitors from developing, using or commercializing products that are similar or functionally equivalent to its products.

Aoxing Pharmaceutical also relies on trade secrets, non-patented proprietary expertise and continuing technological innovation that it shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, its trade secrets and proprietary technology may otherwise become known or be independently developed by its competitors. If patents are not issued with respect to products arising from research, Aoxing Pharmaceutical may not be able to maintain the confidentiality of information relating to these products.

We face risks relating to third parties that may claim that Aoxing Pharmaceutical infringes on their proprietary rights and may prevent Aoxing Pharmaceutical from manufacturing and selling certain of its products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We and/or Aoxing Pharmaceutical may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

·	require Aoxing Pharmaceutical or us to incur substantial expense, even if covered by insurance or are successful in the litigation;

·	require Aoxing Pharmaceutical to divert significant time and effort of its technical and management personnel;

·	result in the loss of Aoxing Pharmaceutical’s rights to develop or make certain products; and

·	require Aoxing Pharmaceutical or us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to Aoxing Pharmaceutical on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent Aoxing Pharmaceutical from manufacturing and selling some of its products or increase its costs to market these products.

In addition, when seeking regulatory approval for some of its products, Aoxing Pharmaceutical is required to certify to regulatory authorities, including the SFDA that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against Aoxing Pharmaceutical. Any lawsuit would delay the receipt of regulatory approvals. A claim of infringement and the resulting delay could result in substantial expenses and even prevent Aoxing Pharmaceutical from manufacturing and selling certain of its products.

Aoxing Pharmaceutical’s launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to Aoxing Pharmaceutical or us. If Aoxing Pharmaceutical is found to infringe a patent held by a third party and become subject to such damages, these damages could have a material adverse effect on the results of its operations and financial condition.

We face risks related to research and the ability to develop new drugs

Our growth and survival depends on Aoxing Pharmaceutical’s ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if Aoxing Pharmaceutical fails to make sufficient investments in research, be attentive to consumer needs or does not focus on the most advanced technologies, its current and future products could be surpassed by more effective or advanced products of other companies.

Aoxing Pharmaceutical relies on a small number of important customers for a large portion of its sales.

In fiscal year 2006, Aoxing Pharmaceutical made 14% of its sales to Guangdong Run Tai Medicine Wholesale Co., Ltd. In fiscal year 2007, sales to this customer were 12% of its gross sales. If one or more of its major customers were to become unable or unwilling to continue purchasing its products on the scale of their recent purchases, its revenues and competitive position could be harmed.

Risk Related To Aoxing Pharmaceutical’s Industry

Aoxing Pharmaceutical’s certificates, permits, and licenses related to its pharmaceutical operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of its operations to be terminated.

Aoxing Pharmaceutical is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Aoxing Pharmaceutical has attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC.

In 1998, the SFDA introduced the Good Manufacturing Practice (GMP) Certificate in order to promote quality and safety of pharmaceutical production Good Manufacturing Practices have been revised in July and October, 2004. Aoxing Pharmaceutical and its competitors are required to meet GMP standards in order to continue manufacturing pharmaceutical products and health foods. For each new product, Aoxing Pharmaceutical prepares documentation of pharmacological, toxicity, pharmacokinetics and drug metabolism studies in addition to providing samples of the drug. The documentation and samples are then submitted to provincial food and drug administration. This process typically takes approximately three months. After the documentation and samples have been approved by the provincial food and drug administration, the provincial administration submits the approved documentation and samples to the SFDA. The SFDA examines the documentation and tests the samples and presents the findings to the New Drug Examination Committee for approval. If the application is approved by the SFDA, the SFDA will issue a clinical trial license to the applicant for clinical trials. This clinical trial license approval typically takes one year, followed by approximately two years of trials, depending on the category and class of the new drug. The SFDA then examines the documentation from the trial and, if approved, issues the new drug license to the applicant. This process usually takes eight months. The entire process takes anywhere from three to four years

Aoxing Pharmaceutical initially obtained pharmaceutical products and health food production permits by submitting its manufacturing processes and product tests to the SFDA who verified that its production processes and products met the standards by on site inspections, review of test results and a determination that the market was not saturated by its products. The production permits are permanent once issued as long as they are renewed by the expiration date.

The GMP certificate is valid for a term of five years, the pharmaceutical products production permits are subject to renewal every five years, and the health food production permits are valid for three year terms, and each must be renewed before its expiration, if applicable. Aoxing Pharmaceutical originally obtained its GMP certificate in January 2006, and it is valid until January 23, 2011. The GMP certificate applies to products described as medicinal tablets, granules, capsules, soft capsules, powder, and ointment. If the GMP certificate expires without renewal, Aoxing Pharmaceutical will not be able to continue medicine production, which will cause its operations to be terminated. Aoxing Pharmaceutical intends to apply for a renewed GMP certificate before its current certificate expires.

Aoxing Pharmaceutical holds five production permits for its five OTC and prescription drugs. The following table set forth the five pharmaceutical products and the expiration dates of their production permits.

Pharmaceutical Products	Expires on

Xin Ao Xing Oleanlic Acid Capsule	January 28, 2013

Ganwang (Compound Paracetamol Capsule)	October 15, 2012

Danshen granule	October 15, 2012

Taohuasan (Pediatric Medicine)	September 12, 2012

Tianqi Dysmenorrhea Capsule	September 12, 2012

Aoxing Pharmaceutical holds numerous health food production permits, which expire as follows:

Health Food	Expires on

Ao Xing No.1	August 24, 2010

Yanshuang	August 4, 2010

New Chakederi	October 16, 2010

Tiantianle	June 28, 2010

AoXing Gan Bao	June 28, 2010

Fengningdan	April 8, 2011

Hengen	May 28, 2010

Baitongning	July 14, 2010

Sukang Capsule	July 28, 2010

Aoxing Ointment	September 14, 2010

Aoxing Pharmaceutical intends to apply for renewal of these health food production permits prior to expiration. During the renewal process, Aoxing Pharmaceutical will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that it is not able to renew the certificates, permits and licenses, all or part of its operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of its operations, it may adversely affect its operation and our profitability.

According to Drug Administration Law of the PRC and its implemental rules, SFDA approvals, including Pharmaceutical Manufacturing Permit and Drug Approval Numbers, may be suspended or revoked prior to the expiration date under circumstances that include:

o	producing counterfeit medicine,

o	producing inferior quality products

o	failing to meet the drug GMP standards;

o	purchasing medical ingredients used in the production of products sources that do not have t Pharmaceutical Manufacturing Permit or Pharmaceutical Trade Permit;

o	fraudulent reporting of results or product samples in application process,

o	failing to meet drug labeling and direction standards,

o	bribing doctors or hospital personnel to entice them to use products,

o	producing pharmaceuticals for use or resale by companies that are not approved by the SFDA, or

o	the approved drug has a serious side effect.

If Aoxing Pharmaceutical’s pharmaceutical products fail to receive regulatory approval or are severely limited in these products' scope of use, it may be unable to recoup considerable research and development expenditures.

Aoxing Pharmaceutical’s research and development of pharmaceutical products is subject to the regulatory approval of the SFDA in China. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for Aoxing Pharmaceutical to abandon its application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of Aoxing Pharmaceutical’s product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures. Currently, three of Aoxing Pharmaceutical’s products, Niao Sai Tong, Gan Fu Kang and Azithromycin Dispersible Tablets, have pending applications with the SFDA. Phase II clinical testing is currently occurring for six other products (Shenrong Capsules, Zhixuening Pian, Xiao'aiping Dispersible Tablets, Zhenbao Wan Capsules, Hua Zhi Pian, and KunLing Wan Capsules), which is scheduled to be complete by the end of 2008. After phase II clinical test, those products will need to go through a phase III clinical test before they can be submitted for SFDA approval. Aoxing Pharmaceutical expects the phase III clinical test for all six products will be completed in year 2009. If Aoxing Pharmaceutical does not receive timely approval for any of these drugs, then production will be delayed and sales of the products cannot be planned for.

Price control regulations may decrease Aoxing Pharmaceutical's profitability.

The laws of the PRC provide for the government to fix and adjust prices. The prices of certain medicines Aoxing Pharmaceutical distributes, including those listed in the Chinese government's catalogue of medications that are reimbursable under China's social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. The PRC establishes price levels for products based on market conditions, average industry cost, supply and demand and social responsibility. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.

During the year ended December 31, 2006 and December 31, 2007, Aoxing Pharmaceutical’s product called Danshen granule was the only product subject to price controls which did not affect its gross profit, gross margin and net income in a material respect. It is possible that additional products may be subject to price control, or that price controls may be increased in the future. To the extent that Aoxing Pharmaceutical’s products are subject to price control, its revenue, gross profit, gross margin and net income will be affected since the revenue we derive from Aoxing Pharmaceutical’s sales will be limited and it may face no limitation on its costs. Further, if price controls affect both Aoxing Pharmaceutical’s revenue and costs, its ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

If the medicines Aoxing Pharmaceutical produces are replaced by other medicines or are removed from China's insurance catalogue in the future, its revenue may suffer.

Under Chinese regulations, patients purchasing medicines listed by China's state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Currently, Aoxing Pharmaceutical’s main prescription products are listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. If the medicines Aoxing Pharmaceutical produce are replaced by other medicines or removed from the Insurance Catalogue in the future, our revenue may suffer.

Adverse publicity associated with Aoxing Pharmaceutical's products, ingredients or network marketing program, or those of similar companies, could harm its financial condition and operating results.

The results of Aoxing Pharmaceutical’s operations may be significantly affected by the public's perception of Aoxing Pharmaceutical’s product and similar companies. This perception is dependent upon opinions concerning:

•	the safety and quality of its products and ingredients;

•	the safety and quality of similar products and ingredients distributed by other companies; and

•	its sales force.

Adverse publicity concerning any actual or purported failure of Aoxing Pharmaceutical to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of Aoxing Pharmaceutical’s business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse affect on the goodwill of Aoxing Pharmaceutical and could negatively affect its sales and ability generate revenue.

In addition, Aoxing Pharmaceutical’s consumers' perception of the safety and quality of its products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning Aoxing Pharmaceutical’s products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers' use or misuse of Aoxing Pharmaceutical’s products, that associates consumption of its products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of Aoxing Pharmaceutical’s or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact its reputation or the market demand for Aoxing Pharmaceutical’s products.

If Aoxing Pharmaceutical fails to develop new products with high profit margins, and its high profit margin products are substituted by competitor's products, our gross and net profit margins will be adversely affected.

There is no assurance that Aoxing Pharmaceutical will be able to sustain its profit margins in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, the medical industry in China is highly competitive and new products are constantly being introduced to the market. In order to increase the sales of Aoxing Pharmaceutical’s products and expand its market, it may be forced to reduce prices in the future, leading to a decrease in gross profit margin. The research and development of new products and technologies is costly and time consuming, and there are no assurances that Aoxing Pharmaceutical’s research and development of new products will either be successful or completed within the anticipate timeframe, if ever at all. There is no assurance that Aoxing Pharmaceutical’s competitors' new products, technologies, and processes will not render its existing products obsolete or non-competitive. To the extent that Aoxing Pharmaceutical fails to develop new products with high profit margins and its high profit margin products are substituted by competitors' products, our gross profit margins will be adversely affected.

The commercial success of Aoxing Pharmaceutical’s products depends upon the degree of market acceptance among the medical community and failure to attain market acceptance among the medical community may have an adverse impact on its operations and profitability.

The commercial success of Aoxing Pharmaceutical’s products depends upon the degree of market acceptance among the medical community, such as hospitals and physicians. Even if its products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend its products to patients. Furthermore, a product's prevalence and use at hospitals may be contingent upon its relationship with the medical community. Currently, Danshen Granule and Tao Hua San are only available by medical prescription. The acceptance of Aoxing Pharmaceutical’s products among the medical community may depend upon several factors, including but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on its operations and profitability.

Aoxing Pharmaceutical enjoys certain preferential tax concessions and loss of these preferential tax concessions will cause its tax liabilities to increase and its profitability to decline.

Aoxing Pharmaceutical enjoys preferential tax concessions in the PRC as a high-tech enterprise because of the research and development methodologies it employs to develop new products. Pursuant to the State Council's Regulations on Encouraging Investment in and Development, Aoxing Pharmaceutical was granted a reduction in its income tax rate under which it paid no income taxes from January 1, 2005 to December 31, 2006 and had had an income tax rate of 16.5% since January 1, 2007 which is a 50% reduction on the current effective income tax rate. This favorable 50% tax exemption treatment will be expired on December 31, 2009. There is no assurance that the preferential tax treatment in the PRC will remain unchanged and effective. Its tax liabilities will increase and its profits may accordingly decline if its reduced income tax rate is no longer applicable and/or the tax relief on investment in PRC is no longer available. Additionally, the PRC Enterprise Income Tax Law (the "EIT Law") was enacted on March 16, 2007. Under the EIT Law, effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and cancel several tax incentives enjoyed by foreign-invested enterprises. However, for foreign-invested enterprises established before the promulgation of the EIT Law, a five-year transition period is provided during which reduced rates will apply but gradually be phased out. Since the PRC government has not announced implementation measures for the transitional policy with regards to such preferential tax rates, we cannot reasonably estimate the financial impact of the new tax law to Aoxing Pharmaceutical at this time. Further, any future increase in the enterprise income tax rate applicable to it or other adverse tax treatments, such as the discontinuation of preferential tax treatments for high and new technology enterprises altogether, would have a material adverse effect on its results of operations and financial condition.

Risks Related To Doing Business In The PRC

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Aoxing Pharmaceutical’s business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we and it must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing Aoxing Pharmaceutical’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may harm its business.

The PRC laws and regulations governing Aoxing Pharmaceutical’s current business operations are sometimes vague and uncertain. The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing its business, or the enforcement and performance of its arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its businesses. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking Aoxing Pharmaceutical’s business and other licenses;

•	requiring that we restructure its ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Among the material laws that Aoxing Pharmaceutical are subject to are the Medicine Management Law, governing the management of pharmaceutical companies, medicine production procedure, packaging, prices, Advertisement Law of the People’s Republic of China and Rules of Medicine Advertisements Management from State Admission for Industry and Commerce, Regulations on Control of Advertisements from State Council, governing rules on advertising, Standardization of the Management on the Quality of Medicine Production issued by SFDA, providing standards for staff, plants, equipment, materials, environment, production management, products laws, and the Price Law of The People’s Republic of China, Measurement Law of The People’s Republic of China, Tax Law, Environmental Protection Law, Contract Law, Patent Law, Accounting Laws and Labor Law.

A slowdown, inflation or other adverse developments in the PRC economy may harm Aoxing Pharmaceutical’s customers and the demand for Aoxing Pharmaceutical’s services and products.

All of Aoxing Pharmaceutical’s operations are conducted in the PRC and all of its revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for its products and harm Aoxing Pharmaceutical’s business.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for Aoxing Pharmaceutical’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm its profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase its costs and also reduce demand for its products.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for Aoxing Pharmaceutical’s operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm Aoxing Pharmaceutical’s business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the Renminbi. Thus if we raise 1,000,000 dollars and the Renminbi appreciates against the U.S. dollar by 15%, then the proceeds will be worth only RMB 5,939,630 as opposed to RMB 6,987,800 prior to the appreciation. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi; the U.S. dollar equivalent of the Renminbi we convert would be reduced in proportion to the amount the U.S. dollar appreciates. In addition, the depreciation of significant RMB denominated assets could result in a charge to our income statement and a reduction in the value of these assets. Thus if Aoxing Pharmaceutical has RMB 1,000,000 in assets and the U.S. dollar appreciates against the Renminbi by 15%, then the assets will be valued at RMB 5,939,630 as opposed to RMB 6,987,800 prior to the appreciation.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 11.7% appreciation of the Renminbi against the U.S. dollar as of November 9, 2007. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

PRC state administration of foreign exchange ("SAFE") regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

It is unclear whether our other PRC resident shareholders must make disclosure to SAFE. While our PRC counsel has advised us that only PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, Shannxi Biostar could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

The PRC's legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on Aoxing Pharmaceutical’s business and prospects.

The practical effect of the PRC legal system on Aoxing Pharmaceutical’s business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises

Any Recurrence Of Severe Acute Respiratory Syndrome, Or SARS, Or Another widespread public health problem, could harm Aoxing Pharmaceutical’s Operations.

A renewed outbreak of SARS or another widespread public health problem (such as bird flu) in the PRC, where all of our revenues are derived, could significantly harm Aoxing Pharmaceutical’s operations. Aoxing Pharmaceutical’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt its operations. Any of the foregoing events or other unforeseen consequences of public health problems could significantly harm its operations.

Because Our Principal Assets Are Located Outside Of The United States And Most Of Our Directors And All Of Our Officers Reside Outside Of The United States, It May Be Difficult For You To Enforce Your Rights Based On U.S. Federal Securities Laws Against Us And Our Officers Or To Enforce U.S. Court Judgment Against Us Or Them In The PRC

Most of our directors and all of our officers reside outside of the United States. In addition, Aoxing Pharmaceutical’s operating company is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

RISKS RELATED TO OUR COMMON STOCK.

Our Officers And Directors Control Us Through Their Positions And Stock Ownership And Their Interests May Differ From Other Stockholders.

As of April 3, 2008, there were 22,152,311 shares of our common stock issued and outstanding. Our officers and directors beneficially own approximately 41.02% of our common stock. Mr. Ronghua Wang, our Chairman, beneficially owns approximately 40.48% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mr. Wang's interests may differ from those of other stockholders. Furthermore, ownership of 41.02% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price, of our common stock when and if our common stock becomes eligible to trade on the OTCBB.

We Are Not Likely To Pay Cash Dividends In The Foreseeable Future.

We intend to retain any future earnings for use in the operation and expansion of Aoxing Pharmaceutical's business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

There is currently no trading market for our common stock.

Our common stock is not quoted on any exchange or inter-dealer quotation system. There is no trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any quotation system (including, without limitation, the NASDAQ Stock Market and the FINRA over-the-counter Bulletin Board). You may not be able to sell your shares due to the absence of a trading market.

Our common stock may be also subject to the "penny stock" rules to the extent that its price is below $5.00, which rules require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit your ability to sell your shares.

Our common stock is illiquid and subject to price volatility unrelated to Aoxing Pharmaceutical’s operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve Aoxing Pharmaceutical’s planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting Aoxing Pharmaceutical or its competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Investors May Have Difficulty Liquidating Their Investment Because Our Common Stock Is Subject To The "Penny Stock" Rules, Which Require Delivery Of A Schedule Explaining The Penny Stock Market And The Associated Risks Before Any Sale.

Our common stock may be subject to regulations prescribed by the SEC relating to "penny stocks." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Legal remedies, which may be available to the investor, are as follows:

o  If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back.

o  If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.

o  If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of our common stock and stockholders may have difficulty selling their securities.

A large number of shares will be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

We are authorized to issue "blank check" preferred stock, which, if issued without stockholders approval, may adversely affect the rights of holders of our common stock.

We are authorized to issue 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Preferred Stock. As of February 12, 2008 there were 72,500 shares of Series A Preferred Stock issued and outstanding. The Board of Directors is authorized under our Articles of Amendment to provide for the issuance of additional shares of preferred stock by resolution, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in the table below. Each of the selling stockholders acquired the Series A Preferred Stock and the warrants in a series of private placement transactions completed as of June 4, 2007. Each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act at the time of the transactions.

None of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company.

The table set forth below lists the names of the selling stockholders as well as (1) the number of shares underlying the Series A Preferred Stock acquired by the selling stockholder in the private placements all of which are being registered, and (2) the number of shares underlying the warrants acquired by the selling stockholder in the private placements all of which are being registered.

Each selling stockholder is offering for sale all or part of the shares he or it will acquire upon conversion of the Series A Preferred Stock and exercise of the warrants acquired in the private placements from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale and that they beneficially own no other shares other than those acquired in the private placements. Accordingly they will beneficially own no shares of common stock upon completion of the offering. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time.

Name of Selling Stockholder	Total NumberOf Shares Beneficially Owned Prior to Offering (1)	Total Percentage Of Shares Beneficially Owned Prior to Offering (2)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering (3)
KWCB Investments, Ltd. (6)	2,102,100(4)	8.67%	2,102,100	0
Joseph J. Amiel Money Purchase Fund	75,075 (5)	0.34%	75,075	0

____________________________________________________________

(1)
In accordance with applicable SEC rules, includes all shares that the selling stockholder may acquire upon conversion of Series A Preferred Stock and exercise of warrants within 60 days. Because the selling stockholders may convert all of their Series A Preferred Stock and exercise all of their warrants within 60 days, this includes all of the stock underlying their Series A Preferred Stock and warrants. Each listed selling stockholder has sole investment and voting power with respect to all shares of common stock attributed to such selling stockholder.

(2)
As of May 2, 2008, we had outstanding 22,152,311 shares of common stock. In accordance with footnote (4), in determining the percent of common stock beneficially owned by a selling stockholder prior to the offering, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder on February 12, 2008, including shares the beneficial ownership of which may be acquired within 60 days on conversion of Series A Preferred Stock or on exercise of warrants, and (b) the denominator is the sum of (i) the 22,152,311 shares outstanding on February 12, 2008, and (ii) the number of shares underlying the Series A Preferred Stock and warrants, which each of the selling stockholders has the right to acquire within 60 days of February 12, 2008.

(3)	Assumes the sale of all shares offered by the selling stockholders.

(4)
Includes 1,051,050 shares issuable upon conversion of Series A Preferred Stock and 1,051,050 shares issuable upon exercise of warrants, all of which were acquired from us in private transactions in May and June of 2007.

(5)
Includes 37,538 shares issuable upon conversion of Series A Preferred Stock and 37,538 shares issuable upon exercise of warrants, all of which were acquired from us in private transactions in May and June of 2007.

(6)	KWCB Investments, Ltd. is controlled by Mr. Jin Wu

Background

Between May 29, 2007 and June 4, 2007, we raised $725,000 in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share which we issued together with an aggregate of 1,088,588 warrants to purchase our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding common stock on a fully diluted basis.

The agreements entered into with the investors include a Preferred Stock and Warrant Purchase Agreement, and disclosure schedules and exhibits in support thereof including the warrant. The following is a summary of the material terms of those documents.

Securities Purchase Agreement

The Preferred Stock and Warrant Purchase Agreement provides for the purchase by the investors of the securities as set forth below.

Name	Amount of Investment	Number of Shares of Series A Preferred Stock	Number of Shares of Common Underlying Series A Preferred Stock	Number of Shares of Common Underlying Warrants	Date of Agreement
KWCB Investments, Ltd.	$700,000	70,000	1,051,050	1,051,050	May 29, 2007
Joseph J. Amiel Money Purchase Fund	$25,000	2,500	37,538	37,538	June 4, 2007

Total	$725,000	72,500	1,088,588	1,088,588

Representations; Warranties; Indemnification: The Preferred Stock and Warrant Purchase Agreement contains representations and warranties by us and the investors which are customary for transactions of this type.

Covenants: The Preferred Stock and Warrant Purchase Agreement contains certain covenants on our part, including the following:

We shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares;  So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith; No Purchaser has an existing short position with respect to the Company’s Common Stock. Each Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Common Stock prior to the date on which such Purchaser is entitled to sell, transfer the number of shares of Common Stock as to which such Purchaser proposes to establish a short position;

THE SERIES A PREFERRED STOCK

The rights and preferences of the Series A Preferred Stock are set forth in the Articles of Amendment. The following is a summary of the rights and preferences:

No Dividends. The Series A Preferred shall not be entitled to any dividends..

Voting Rights. The Series A Preferred Stock has no voting rights except as may be required by Maryland law. However, the approval of the holders of at least 51% of the Series A Preferred Stock is required for:

The authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking equal or prior to the Series A Preferred; or The amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Articles of Incorporation of the corporation which would alter or change the powers, preferences, or special rights of the shares of the Series A Preferred so as to affect them adversely; provided, however, that any increase in the amount of authorized Series A Preferred, or the creation and issuance of series of Blank Check Preferred Stock with dividend rights or ranking junior to the Series A Preferred with respect to the distribution of assets upon liquidation, dissolution, or winding up, shall not be deemed to adversely affect such powers, preferences, or special rights.

Liquidation Preference. On liquidation the holders are entitled to receive $10 per share (out of available assets) before any distribution or payment can be made to the holders of any junior securities.

Conversion.

Conversion at Option of Holder. Upon the valuation of the common stock by a person, firm or entity engaged in the business of providing evaluations or appraisals of the value of securities of companies which is selected in good faith by the Board of Directors of the corporation and is independent of the corporation (the "Valuation Firm"), each share of Series A Preferred Stock is convertible into shares of common stock at the option of the holder at a Conversion Price based on the valuation of the common stock on a per share basis (the "Valuation Price"). Conversion Price shall mean the price equal to the product obtained by multiplying (x) 1/3, times (y) 80% of the Valuation Price. The aggregate number of shares of common stock which may be issued upon conversion of the Series A Preferred Stock shall be no more than 2 million shares.

Adjustment to Conversion Price of Series A Preferred Stock. The Conversion Price shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or similar change in the corporation's Common Stock.

Registration Rights. The holders of Series A Preferred will be entitled to piggyback registration rights for a period of two years after the conversion.

Lockup: Upon the conversion of the shares of Series A Preferred into shares of Common Stock ("Conversion Shares"), the holders may not sell such Conversion Shares for a period of 150 days following the conversion; provided, however, after the expiration of 90 days after the Conversion a holder may sell up to one-third of the Conversion Shares issued to such holder, and after the expiration of 120 days following the Conversion a holder may sell up to an additional one-third of the Conversion Shares issued to such holder.

THE WARRANTS

Each warrant entitles the holder to purchase up to 15.015 shares of Common Stock at a purchase price of $1.00 per share, subject to adjustment. The warrants terminate on the third anniversary of the date after which the Warrants are issued.

Registration Rights. The holders of the Warrants will be entitled to the piggyback registration rights for a period of two years after the conversion.

PLAN OF DISTRIBUTION

This offering is not being underwritten. The selling stockholders will sell their shares of our common stock at a price of $0.67 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions or or (ii) at such time our common stock is listed on the OTC Bulletin Board or on any stock exchange on which the shares may be listed in the future, in one or more transactions, including block transactions in accordance with the applicable rules of such exchange. Once our common stock is listed, the selling price of the shares may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectusAs of the date of this prospectus, there is no public market for our common stock. The selling stockholders are offering the common stock under this prospectus in the hope that such a market will develop. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any of the proceeds from any sales of the shares offered and sold under this prospectus by the selling shareholders. However, we will receive proceeds from any exercise of warrants to purchase 1,088,588 shares of our common stock, for $1 per share, which we issued in connection with private financing transactions in May and June of 2007, if those warrants are exercised for cash. If all of our outstanding warrants were exercised for cash, we would receive proceeds of $1,088,588. We cannot assure you that any of the warrants will ever be exercised for cash or at all. We intend to use any proceeds received from the exercise of warrants for working capital and other general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded or quoted on any exchange or inter-dealer quotation system. We will seek to have our common stock quoted on the OTC Bulletin Board as soon as practicable after the effective date of this registration statement. As of the date of this prospectus, there are outstanding shares of preferred stock and warrants to purchase our common stock that are convertible and exercisable into a total of 2,177,176 shares of our common stock. The shares of common stock underlying that preferred stock and those warrants are all owned by the selling stockholders named in this prospectus, and they are the same shares of common stock being offered under this prospectus.

Holders

As of May 2, 2008, there were 22,152,311 shares of our common stock issued and outstanding, and there were approximately 75 holders of record of our common stock.

Dividends

We have not declared or paid any cash dividends on our common stock during either of our last two fiscal years or during our last two fiscal quarters. The payment of dividends, if any, is at the discretion of the Board of Directors and is contingent on the Company's revenues and earnings, capital requirements, financial conditions. We currently intend to retain all earnings, if any, for use in business operations. Accordingly, we do not anticipate declaring any dividends in the near future.

The PRC's national currency, the Yuan, is not a freely convertible currency. For an explanation of how this may restrict our ability to declare dividends on our common stock, please refer to the risk factors "Governmental control of currency conversion may affect the value of your investment," "The fluctuation of the Renminbi may harm your investment," and "Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face."

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

We do not have any equity compensation plans.

Penny Stock Regulations

Our common stock may be subject to regulations prescribed by the SEC relating to "penny stocks." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Legal remedies, which may be available to the investor, are as follows:

o	If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back.

o	If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.

o	If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of our common stock and stockholders may have difficulty selling their securities.

Shares Eligible For Future Sale

There is no established trading market for our common stock. Future sales of substantial amounts of our common stock in the trading market could adversely affect market prices.

This is an offering of 2,177,176 shares of our common stock by the selling stockholders, among which up to 1,088,588 shares may be acquired on conversion of our Series A Preferred Stock and 1,088,588 shares may be acquired on exercise of warrants. As of February 12, 2008, there were 22,152,311 shares of our common stock outstanding. Assuming (i) conversion of all of the Series A Preferred Stock and (ii) the exercise of all of the warrants being registered in this prospectus, there will be 24,329,487 shares of common stock outstanding after this offering is completed. All of the 2,177,176 shares held by the selling stockholders are being registered for resale pursuant to this prospectus, and all other outstanding shares not registered in this prospectus will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Rule 144

On November 15, 2007, the SEC adopted an amendment to Rule 144 that will, among other things, shorten the holding period under Rule 144 for restricted securities from one year to six months. Under the revised rule, non-affiliates will be able to freely resell restricted securities after satisfying a six-month holding period, subject only to the public information requirement. After satisfying a 12-month holding period, non-affiliates may freely resell restricted securities without any additional requirements. The revised rule will also revise the manner of sale requirements for sales by affiliates. The amendment becomes effective on February 15, 2008. If selling security holders, officer and directors sell a significant number of common stock pursuant to Rule 144, the market price of our common stock may decline and the depressive effect of such sales, or potential sales could make it difficult for us to raise fund from other sources.

REGISTRATION UNDER THE SECURITIES ACT

Except for the 2,177,176 shares of common stock being registered in the registration statement and described in this prospectus, the Company has not agreed to register any other shares of stock under the Securities Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. All forward-looking statements included in this document are based on information available to the management on the date hereof. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

OVERVIEW

Biostar Pharmaceuticals, Inc. (“We”, “the Company” or “Biostar”) was incorporated on March 27, 2007, under the laws of the State of Maryland. Our business operation in China is conducted primarily through wholly-owned subsidiary, Shaanxi Biostar Biotech Ltd., and VIE, Shaanxi Aoxing Pharmaceutical Co., Ltd.

Aoxing Pharmaceutical currently has five state approved drugs on the market as listed below, with additional twelve drugs in development, and derives all of its revenues in China.

▪	Xin AoXing Oleanolic Acid Capsule: an over-the-counter (“OTC”) drug that treats chronic hepatitis B disease.
▪	Compound Paracetamol & Amantadine Hydrochloride Capsule: an OTC drug that treats common cold.
▪	Danshen Granule: a prescription drug effective in treating coronary heart disease, myocardditis and angina pectoris with no known side effects.
▪	Pediatrics Medicine: a prescription drug used for treating children’s cough and respiratory tract infection with no known side effects.
▪	Tianqi Dysmenorrhea: an OTC traditional Chinese medicine for treating dysmenorrhea with no known side effects.

The best-selling product of Aoxing Pharmaceutical, Xin Aoxing Oleanolic Acid Capsule, is the only non-prescription drug in China that treats hepatitis and the only oral intake hepatitis treatment product licensed for sale by the PRC government. Xin Aoxing Oleanolic Acid Capsule meets the requirements of China’s “Chronic Hepatitis Prevention Guide” and is listed as designated quality product for Hepatitis B in China.

Aoxing Pharmaceutical currently has three patents pending approval. Its marketing network covers 21 provinces and sells products in more than 28 provinces throughout China.

RECENT DEVELOPMENT

In 2007, in order to extend sales network, Aoxing Pharmaceutical activated a series of strategic projects as follows:

▪
High-margin-product marketing network promotion plan I, or “Hundred City” project, targets 31 provinces in China and hundreds of cities and counties within those provinces with the goal of building Aoxing Pharmaceutical’s Xin AoXing Oleanolic Acid Capsule brand as one of the biggest brand names for hepatitis treatment medicine in China, and building the largest and most efficient hepatitis treatment medicine distribution network in China. The “Hundred City” project was implemented on March 1, 2007. And since its implementation, it has generated sales for about RMB 60.4 million (approximately $8 million) as of December 31, 2007. Aoxing Pharmaceutical anticipates the “Hundred City” project to generate total sales of approximately $17 million in the year 2008. The implementation costs of the project are mainly advertising expense and sales commission which vary with sales. Approximately, advertising expense is 25% of sales generated and sales commission is 20%.

▪
China new rural medical supply cooperative program or “Blue Sea” project, targets six provinces in China and 300 counties within those provinces to become the largest and most innovative pharmaceutical products supplier to China's rural market. The “Blue Sea” project was started on September 1, 2007. And since its implementation, it has generated sales for about RMB 7 million (approximately $0.9 million) as of December 31, 2007. Aoxing Pharmaceutical anticipates the project will generate total sales of approximately $11 million in the year 2008. The costs to undertake the “Blue Sea” project vary with sales generated. It is estimated that the salary expense is about 2.5% of sales, commission is about 25% of sales and other expense is about 3% of sales.

▪
High-margin-product marketing network promotion plan II, or “China Hepatitis Internet Hospital” project, targets every region in China that has internet access to provide hepatitis patients diagnosis, specialist consultation, drug prescription and many more hospital type services online and to build an online drug store selling hepatitis treating medicines which recommends Aoxing Pharmaceutical’s Xin Aoxing Oleanolic Acid Capsule as the preferred product. Aoxing Pharmaceutical expects to go live the hepatitis internet hospital (http://www.zggbyy.com) in year 2008 and will advertise for the internet hospital through the largest Chinese internet search website, Bidu.com. It is anticipated that the internet hospital will increase sales by approximately $5 million in the year of going live. The cost of website construction is about RMB 60,000 (approximately $8,000). The ongoing implementation costs include advertising expense and consulting fee paid to doctors which are in direct proportion to the sales generated. The advertising expense is estimated to be 2.8% of sales and the consulting fee is about 0.7% of sales.

▪
Retail agent network promotion strategy, or “Mercury” project, targets counties within 31 provinces in China to promote Aoxing Pharmaceutical’s “Gan Wang” Compound Paracetamol & Amantadine Hydrochloride Capsule so that it becomes one of the most important brand OTC drugs for flu treatment. The “Mercury” project will start at the beginning of 2009. Aoxing Pharmaceutical anticipates the project to generate total sales of approximately $13 million in the first year. The estimated costs to undertake the project are advertising expense at about 25% of sales generated and salary expense at about 9% of sales.

▪
The merger and acquisition strategic plan of Aoxing Pharmaceutical contemplates the acquisition of four or five pharmaceutical manufacturers and one medical supplement company over the next five-year period. Currently, Aoxing Pharmaceutical is still searching for and reviewing acquisition opportunities. In the event that we obtain future financing, we may use the funds for future acquisitions. And the amount of future financing we are able to obtain will affect Aoxing Pharmaceutical’s decision on acquisition.

The goal is to have a variety category of pharmaceutical and medical supplement products, such as the medicines for hepatitis, gynecopathy and various male diseases, and other conditions, distributed to 31 provinces in China and to expand the sales network to approximately 300 cities, and ultimately become the pharmaceutical industry leader in northwestern China.

LIQUIDITY AND CAPITAL RESOURCES

We have funded the recent operations of Aoxing Pharmaceutical primarily using the capital received from equity financing, as wells as short-term bank loans and cash generated from operations.

Between May 29, 2007 and June 4, 2007, we raised $725,000 from two non-affiliated accredited investors in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per unit, for a unit consisting of one share of Preferred Stock and one Warrant. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of common stock and the underlying three-year warrants have the right to purchase an additional 1,088,588 common shares at an exercise price of $1.00 per share (subject to adjustment). $600,000 of the proceeds was used to fund the marketing and promotional expenses for the “Hundred City”, China Hepatitis Internet Hospital, and “Blue Sea” projects. The remaining proceeds were used to pay for the professional fees relating to our plan of going public in the United States and other administrative expenses.

As of December 31, 2007, we had cash and cash equivalents of approximately $2.3 million. We believe our existing cash and cash equivalents will be sufficient to maintain our operations at present level for at least the next twelve months. We plan to review acquisition opportunities as a strategy for further growth.

Net cash provided by operating activities for the year ended December 31, 2007 was $1,310,489. This was primarily due to the net income of $3,963,524, adjusted by non-cash related expenses including depreciation and amortization of $589,872, and allowance for doubtful accounts of $109,234, offset by a net decrease in working capital items of $3,352,141. The net decrease in working capital items was mainly due to increase in accounts receivables which resulted from the significant increase in revenues during the year ended December 31, 2007 and the longer credit term provided to customers as part of the sales promotion, increase in inventories to prepare for the ongoing sales promotion, and payment for VAT tax. The net decrease in working capital items was partially offset by the increase in accounts payable and accrued expenses, and income tax payable.

Net cash provided by operating activities for the year ended December 31, 2006, was $2,487,047. This was primarily due to the net income of $1,696,921, adjusted by non-cash related expenses including depreciation and amortization of $250,595, allowance for doubtful accounts of $1,632, loss on disposition of fixed assets of $3,927, plus a net increase in working capital items of $533,972. The net increase in working capital items was mainly due to increase in customer advances, decrease in inventories resulting from the increase in revenues and a decrease in prepaid expenses. The net increase in working capital items was partially offset by the decrease in accounts payable and accrued expenses and income tax payable, and increase in accounts receivable and other receivables.

Net cash used in investing activities for the year ended December 31, 2007, was $86,339. This was primarily due to capital expenditures on plant and equipment of $86,339.

Net cash used in investing activities for the year ended December 31, 2006, was $6,138,385. This was primarily due to acquisition of land use rights of $3,696,632, capital expenditures on plant and equipment of $1,572,615, and acquisition of proprietary technologies of 869,138.

Net cash provided by financing activities for the year ended December 31, 2007, was $961,307 representing the proceeds from issuance of preferred stock, offset by the net repayment for short-term bank loans. Aoxing Pharmaceutical has a RMB 3,800,000 (approximately $519,544) short-term bank loan, which expired on February 13, 2008 and has been extended for 6 months to expire on Aug. 12, 2008, and also a RMB 1,200,000 (approximately $153,698) short-term bank loan, which expired on October 31, 2007 and has been repaid in full. Interest is payable monthly at 0.816% per month for both loans. And the loans are secured by Aoxing Pharmaceutical’s real property.

Net cash provided by financing activities for the year ended December 31, 2006, was $3,010,493 representing the additional capital from shareholders, offset by the net repayment for short-term bank loans.

RESULTS OF OPERATIONS

COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, TO THE FISCAL YEAR ENDED DECEMBER 31, 2006

NET SALES.

	Year Ended December 31,				% of
	2007		2006		change
Xin Aoxing Oleanolic Acid Capsule	$10,299,338	65%	$2,417,577	42%	326%
Taohuasan Pediatrics Medicine	1,883,121	12%	1,115,309	19%	69%
Gan Wang Compound Paracetamol Capsule	1,251,032	8%	911,459	16%	37%
Tianqi Dysmenorrhea Capsule	1,340,675	8%	752,877	13%	78%
Danshen Granule	1,113,320	7%	548,331	10%	103%
Others	-	0%	234	0%	-100%
Total net sales	$15,887,486	100%	$5,745,787	100%	177%

During the year ended December 31, 2007, total net sales increased by $10,141,699 or approximately 177% compared to the same period of 2006. This was mainly due to year-over-year sales increases in all Aoxing Pharmaceutical’s five state approved drugs, particularly the Xin Aoxing Oleanolic Acid Capsule sales which increased by 326% in 2007, as a result of the success of the “Hundred City” project which markets directly to consumers at higher retail price. The sales in other products increased mainly due to the success of the "Blue Sea" project which markets directly to consumers in China's rural area at higher retail price. Domestic Chinese customers still accounted for 100% of total sales.

COST OF SALES.

	Year Ended December 31,				% of
	2007		2006		change
Xin Aoxing Oleanolic Acid Capsule	$2,822,910	54%	$1,588,070	53%	78%
Taohuasan Pediatrics Medicine	585,693	11%	426,788	14%	37%
Gan Wang Compound Paracetamol Capsule	391,836	8%	228,517	8%	71%
Tianqi Dysmenorrhea Capsule	949,552	18%	457,083	16%	108%
Danshen Granule	474,565	9%	277,927	9%	71%
Others	-	0%	499	0%	-100%
Total cost of sales	$5,224,556	100%	$2,978,884	100%	75%

Compared to last year, cost of sales increased $2,245,672 or 75% in the year 2007. This was primarily as a result of the $10 million increase in product net sales. As the sales increased for all Aoxing Pharmaceutical’s five state approved drugs, so did the cost of sales for those five drugs increase proportionately.

GROSS PROFIT.

	Year Ended December 31,
	2007		2006
		gross profit		gross profit	% of
		margin		margin	change
Xin Aoxing Oleanolic Acid Capsule	$7,476,428	73%	$829,508	34%	801%
Taohuasan Pediatrics Medicine	1,297,428	69%	688,521	62%	88%
Gan Wang Compound Paracetamol Capsule	859,196	69%	682,942	75%	26%
Tianqi Dysmenorrhea Capsule	391,123	29%	295,794	39%	32%
Danshen Granule	638,755	57%	270,404	49%	136%
Others	-	0%	(266)	-114%	-100%
Total	$10,662,930	67%	$2,766,903	48%	285%

Gross profit for year 2007 increased $7,896,027 or 285% compared to the same period of 2006. The increase in gross profit during the year 2007 was due primarily to the $10 million increase in net sales achieved through the planned marketing expansion of highly profitable products to retail market and the lower distribution cost achieved through the decreased use of third party distributors.

The overall gross profit margin increased 19% year-over-over in 2007 was primarily as a result of the increase in the mix of high margin product net sales (Xin Aoxing Oleanolic Acid Capsule) relative to total product net sales, and Aoxing Pharmaceutical’s transition from selling to distributors at lower prices (i.e. wholesale) to selling directly to consumers at much higher prices (i.e. retail). The gross profit margin of Xin Aoxing Oleanolic Acid Capsule increased about 39% as a result of Aoxing Pharmaceutical’s direct marketing campaign, the “Hundred City” marketing project. The increase in overall gross profit margin was partially offset by 6% decrease in the gross profit margin of Gan Wang Compound Paracetamol Capsule and 10% decrease in the gross profit margin of Tianqi Dysmenorrhea Capsule which decreases were mainly driven by the increase in production costs of those two products without a proportionate increase in their revenues.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

	Year Ended December 31,
	2007		2006
		% of total		% of total	% of
		net sales		net sales	change
Selling, general and administrative expenses	$5,817,167	37%	$983,913	17%	491%

For the year 2007, the year-over-year increases in selling, general and administrative expenses in absolute dollars of $4,833,254 and as a percentage of total net sales were mainly due to the increase in promotional and advertising expenditures of $2,161,128, increase in sales commissions and sales personnel expenses of $984,781, and increase in travel expenses of $258,489, all resulting from the direct marketing campaign, and also due to increase in sales related tax levy of $172,512, shipping expenses of $103,505, and provision for doubtful accounts of $107,603, as a result of increased revenues. Other items contributed to the increase in selling, general and administrative expenses for the year 2007 included increase in depreciation expenses of $90,130, resulting from additional purchases of building and equipment, increase in amortization expenses of $267,795 relating to the purchase of land use rights and proprietary technologies, and inclusion of professional fees of $454,611 relating to our plan of going public in the United States and research expense of $131,282.

INTEREST EXPENSE. We incurred interest expense of $60,292 for the year ended December 31, 2007, compared to $82,640 for the year ended December 31, 2006, a decrease of $22,348 or approximately 37%. This decrease was mainly due to less interest paid on the lower average balance of short-term bank loan, compared to the same period 2006.

PROVISION FOR INCOME TAXES.

	Year Ended December 31,
	2007	2006
Provision for income taxes	$821,436	$-
Effective tax rate for China operation	17%	-

Based on our current operating structure and the preferential tax treatments available to us in China, our China operation was exempt from income tax in 2006. From January 1, 2007 to December 31, 2009, its effective income tax rate is 17%, a 50% reduction from the regular rate. Therefore, there was increase in the provision for income taxes for the year 2007 compared to the same period last year. If tax benefits currently available to us in China were no longer available, the effective income tax rate for our China operation could increase to 33%. We expect the effective tax rate for our  operation in China to continue to increase in the future, as we experience further expiration of tax holidays.

NET INCOME. As a result of the above, in the year ended December 31, 2007, the net income was $3,963,524 compared to a net income of $1,696,921 for the year ended December 31, 2006. The increase is the result of the aforementioned increase in net sales of $10,141,699, net of the increase in cost of sales of $2,245,672, operating expenses of $4,833,254, and provision for income taxes of $821,436.

CRITICAL ACCOUNTING POLICIES

We believe the following critical accounting policies, among others, affect management’s more significant judgments and estimates used in the preparation of the financial statements:

Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and management’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. Management evaluates the collectability of the receivables at least quarterly. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Inventory

We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Judgment is required to determine the estimated useful lives of assets, especially for computer equipment, including determining how long existing equipment can function and when new technologies will be introduced at cost-effective price points to replace existing equipment. Changes in these estimates and assumptions could materially impact the financial position and results of operations.

Accounting for Stock-Based Compensation

The account for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", as amended by the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the company’s common stock on the grant date. We adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the first quarter of fiscal 2006.

We did not issue any stock options to employees during the year ended December 31, 2007, therefore pro forma disclosures are not required.

Valuation of Intangibles

From time to time, we acquire intangible assets that are beneficial to our product development processes. Management periodically evaluates the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, management determines whether there has been impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance or market conditions otherwise change, our intangibles may have a substantially reduced value, which could be material.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for the amount of taxes payable or refundable for the current year. In addition, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carry-forwards. Management must make assumptions, judgments and estimates to determine the current provision for income taxes and the deferred tax assets and liabilities and any valuation allowance to be recorded against a deferred tax asset. Management’s judgments, assumptions and estimates relative to the current provision for income tax take into account current tax laws, management’s interpretation of current tax laws and possible outcomes of current and future audits conducted by foreign and domestic tax authorities. Changes in tax law or management’s interpretation of tax laws and the resolution of current and future tax audits could significantly impact the amounts provided for income taxes in the financial statements. Management’s assumptions, judgments and estimates relative to the value of a deferred tax asset take into account predictions of the amount and category of future taxable income, such as income from operations. Actual operating results and the underlying amount and category of income in future years could render management’s current assumptions, judgments and estimates of recoverable net deferred taxes inaccurate. Any of the assumptions, judgments and estimates mentioned above could cause our actual income tax obligations to differ from the estimates, thus materially impact the financial position and results of operations.

Foreign Currency

Our functional currency is the U.S. dollar and our subsidiary and VIE in China use their respective local currencies as their functional currencies, i.e. the Chinese Yuan Renminbi (CNY). An entity’s functional currency is the currency of the primary economic environment in which the entity operates. Management must use judgment in determining an entity’s functional currency, assessing economic factors including cash flow, sales price, sales market, expense, financing and inter-company transactions and arrangements. Impact from exchange rate changes related to transactions denominated in currencies other than the functional currency is recorded as a gain and loss in the statements of operations, while impact from exchange rate changes related to translating a foreign entity’s financial statements from the functional currency to its reporting currency, the U.S. dollar, is disclosed and accumulated in a separate component under the equity section of the balance sheets. Different judgments or assumptions resulting in a change of functional currency may materially impact our financial position and results of operations.

CONTRACTUAL OBLIGATIONS

The following table sets forth our contractual obligations as of December 31, 2007:

	Payments due by period
	Total	Within 1 year	1-3 years	3-5 years	5+ years

Short-term bank loan	$519,544	$519,544	$-	$-	$-
Advisory services payment obligation	102,542	102,542	-	-	-
Total contractual obligations	$622,086	$622,086	$-	$-	$-

Short-term bank loan includes a RMB 3,800,000 ($519,544 translated at the December 31, 2007 exchange rate of $1=RMB 7.3141) short-term bank loan, which expired on February 13, 2008 and has been extended for 6 months to expire on Aug. 12, 2008.

Advisory services payment obligation includes the commitment under the Corporate Finance Advisory Services Agreement for our planned going public in the U.S. Based on the Corporate Finance Advisory Services Agreement, we are obligated to pay Friedland RMB 750,000 ($102,542 translated at $1=RMB 7.3141) within five working days after our shares becoming listed in public market.

INFLATION

Management believes that inflation has not had a material effect on our results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

DESCRIPTION OF BUSINESS

Corporate History

Biostar Pharmaceuticals, Inc. ("Biostar") was incorporated in the State of Maryland on March 27, 2007. Through the steps described immediately below, we became the indirect holding company for Shaanxi Aoxing Pharmaceutical Co., Ltd. ("Aoxing Pharmaceutical"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC, on November 1, 2007.

On June 15, 2007, we formed Shaanxi Biostar, as our wholly-owned subsidiary and a "wholly foreign-owned enterprise".

On November 1, 2007 a series of agreements were executed in order to give Biostar control of Aoxing Pharmaceutical through its ownership of Shaanxi Biostar and be entitled to consolidate the profits and losses of Aoxing Pharmaceutical under U.S. GAAP.

o
Shaanxi Biostar entered into a Management Entrustment Agreement with Aoxing Pharmaceutical and the shareholders of Aoxing Pharmaceutical (the "Management Entrustment Agreement"), in which Aoxing Pharmaceutical and its shareholders agreed to transfer control, or entrust, the operations and management of its business to Shaanxi Biostar. Under the agreement, Shaanxi Biostar manages the operations and assets of Aoxing Pharmaceutical, controls all of the cash flows of Aoxing Pharmaceutical through a bank account controlled by Shaanxi Biostar, is entitled to all of the net profits of Aoxing Pharmaceutical as a management fee, and is obligated to pay all payables and loan payments of Aoxing Pharmaceutical. In addition, under the terms of the Management Entrustment Agreement, Shaanxi Biostar has been granted certain rights which include, in part, the right to appoint and terminate members of Aoxing Pharmaceutical’s Board of Directors, hire management and administrative personnel and control decisions relating to entering and performing customer contracts and other instruments. The Management Entrustment Agreement will remain in effect until Shaanxi Biostar exercises its option to acquire all of the assets or equity of Aoxing Pharmaceutical under the terms of the Exclusive Option Agreement as more fully described below. We anticipate that Aoxing Pharmaceutical will continue to be the contracting party under its customer contracts, bank loans and certain other instruments unless Shaanxi Biostar exercises its option. The agreement does not terminate unless the business of Shaanxi Biostar is terminated or Shaanxi Biostar completes the acquisition of Aoxing Pharmaceutical.

In exchange for causing Aoxing Pharmaceutical to enter into the Management Entrustment Agreement, we issued an aggregate of 19,832,311 shares our common stock to the shareholders of Aoxing Pharmaceutical which was allocated based on their respective pro rata ownership of Aoxing Pharmaceutical. The shares of our common stock that were issued for the benefit of Ronghua Wang, Yan Wang, Rongfa Wang, Xuezhu Cao, Rangmei Wang, Xiaoru An, Rong Bai and Yuxing Wang were placed in separate BVI trust accounts with the Equity Trust (BVI) Limited named as their respective trustee to be held for the benefit of each of the respective shareholders (each a “Settlor”). Each trust is revocable upon the instructions of the Settlor.

o
In order to give the Biostar further control over Aoxing Pharmaceutical, the Aoxing Pharmaceutical shareholders and Shaanxi Biostar, Biostar’s wholly owned subsidiary in the PRC, entered into a shareholders' Voting Proxy Agreement (the "Voting Proxy Agreement") whereby the Aoxing Pharmaceutical shareholders irrevocably and exclusively appointed the members of Shaanxi Biostar's board of directors, as their proxies to vote on all matters that require Aoxing Pharmaceutical shareholder approval, including, without limitation, the right to appoint members of the board of directors of Aoxing Pharmaceutical. The agreement further provides that Shaanxi Biostar will appoint all of the board of directors of Biostar as its board of directors. As the board of directors of Biostar changes, Shaanxi Biostar must remove and appoint new members of the board to Aoxing Pharmaceutical. The agreement terminates upon the exercise of the option by Shaanxi Biostar to purchase the shares of Aoxing Pharmaceutical as described below and is governed by the laws of the PRC.

o
In order to permit Aoxing Pharmaceutical to become indirectly wholly owned subsidiary of Biostar when permitted under PRC law, Shaanxi Biostar, Aoxing Pharmaceutical and the Aoxing Pharmaceutical shareholders entered into an exclusive option agreement (the "Exclusive Option Agreement") whereby the Aoxing Pharmaceutical shareholders granted Shaanxi Biostar an irrevocable and exclusive purchase option (the "Option") to acquire Aoxing Pharmaceutical's equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. Current PRC law does not specifically provide for the equity of a non-PRC entity to be used as consideration for the purchase of a PRC entity's assets or equity unless the value of the shares are equal to or greater than the value of the enterprise acquired. In addition, there is a lengthy appraisal process which must be approved by the provincial PRC government entities. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future definitive agreements setting forth the kind and value of such consideration. Accordingly, we will consider exercising the Option under such circumstances we believe will be in the best interests of the Company and our shareholders and the Exclusive Option Agreement has been drafted to give us such flexibility. In considering whether or not we will exercise the Option we may consider such factors as (1) if the exercise price can be lower than the appraised value under current PRC law (2) availability funds (3) any relevant tax considerations at the time, (4) any other relevant PRC laws that may exist at the time, (5) the value of our shares that were previously paid to shareholder’s of Aoxing Pharmaceutical, and (6) whether or not the exercise of the Option will provide any other additional benefits to us or our shareholders. Upon exercise of the Option, the parties will prepare transfer documents to be submitted for governmental approval and work together to obtain all approvals and permits. The agreement may be terminated by agreement of all parties or by Shaanxi Biostar with 30 days notice and is governed by the laws of the PRC.

o
In order to further solidify Biostar’s rights, benefits and control of Aoxing Pharmaceutical through its ownership of Shaanxi Biostar under the Entrusted Management Agreement, Voting Proxy Agreement and Exclusive Option Agreement, Shaanxi Biostar and the Aoxing Pharmaceutical shareholders entered into a share pledge agreement (the "Share Pledge Agreement") whereby the Aoxing Pharmaceutical shareholders pledged all of their equity interests in Aoxing Pharmaceutical, including the proceeds thereof, to guarantee the performance by the shareholders of all of the agreements they entered into with Shaanxi Biostar. Upon breach by any of the shareholders of any of the Voting Proxy Agreement, the Exclusive Option Agreement or the Share Pledge Agreement, Shaanxi Biostar is entitled by operation of law to become the beneficial owner of the shares of Aoxing Pharmaceutical. Prior to termination of the Share Pledge Agreement, the pledged equity interests of Aoxing Pharmaceutical cannot be transferred without Shaanxi Biostar's prior written consent. The provisions of the Share Pledge Agreement and the Voting Proxy Agreement work together give the board of directors of Biostar control over transfers by the shareholders of Aoxing Pharmaceutical. The agreement will not terminate until agreed to by all of the parties in writing and is governed by the laws of the PRC.

Shaanxi BioStar’s control over Aoxing Pharmaceutical under the proceeding agreements requires us to consolidate its financial statements pursuant to the FASB Interpretation 46, “Consolidation of Variable Interest Entities (VIEs)” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51 because Aoxing Pharmaceutical is considered a variable interest entity of Shaanxi Biostar.

FIN 46R requires a variable interest entity to be consolidated by any company that is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Since Shaanxi Biostar is the primary and only beneficiary of Aoxing Pharmaceutical (the variable interest entity), FIN 46R requires the consolidation of its financial statements with Shaanxi Biostar and ultimately consolidated with Shaanxi Biostar parent company, Biostar.

The Management Entrustment Agreement was utilized instead of a direct acquisition of the assets, common stock or a share exchange because of the lack of clarity in the implementation of current PRC laws regarding the use of a non-PRC entity’s equity as consideration to acquire a PRC entity’s equity or assets. This makes it highly uncertain, if not impossible, for a non-PRC entity (such as the Biostar) to use its equity to acquire a PRC entity (such as Aoxing Pharmaceutical). While PRC law does allow for the purchase of equity interests in, or assets of a PRC entity by a non-PRC entity for cash, the purchase price must be based on the appraised value of the equity or assets. Because we did not have sufficient cash to pay the estimated full value of all of the assets of Aoxing Pharmaceutical, we, through Shaanxi Biostar, entered into the Management Agreement in exchange for the right to exercise functional control over Aoxing Pharmaceutical and allow us to consolidate its financial results for the purposes of GAAP.

By causing our subsidiary Shaanxi Biostar to enter into the Management Entrustment Agreement, Voting Proxy Agreement and Share Pledge Agreement, we obtained the same result as a direct share exchange, which is to permit us to consolidate the financial results of Aoxing Pharmaceutical as our VIE.

The following diagram sets forth the current corporate structure of the Company:

Neither Biostar nor Shaanxi Biostar has any operations or plans to have any operations in the future other than acting as a holding company and management company for Aoxing Pharmaceutical and raising capital for its operations. However, we reserve the right to change our operating plans regarding Biostar and Shaanxi Biostar.

History Of Aoxing Pharmaceutical

Aoxing Pharmaceutical was formed on August 17, 1995 as a limited liability company under the laws of the PRC.

Business of Aoxing Pharmaceutical

Aoxing Pharmaceutical develops, manufactures and markets pharmaceutical and medical nutrient products in the PRC for a variety of diseases and conditions. Aoxing Pharmaceutical’s products are derived from medicinal herbs that they now grow 15% on its farms, and the remaining 85% of which are purchased from raw materials suppliers. Aoxing Pharmaceutical relies on approximately 10 suppliers for its raw materials. Approximately 41% and 30% of Aoxing Pharmaceutical’s supplies are purchased from Xi’an Hua Gong Pharmaceutical supply and Marketing Company and Xi’an Chinese Drug Tablet Factory respectively. Aoxing Pharmaceutical’s most popular product is the Xin Ao Xing Oleanolic Acid Capsule, an OTC medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Aoxing Pharmaceutical manufactures three OTC products, two prescription-based pharmaceuticals and ten nutritional supplements. Aoxing Pharmaceutical has adopted international standards and currently has three patents pending approval.

Aoxing Pharmaceutical’s products are currently being sold through an established network of more than 200 dedicated sales people. Aoxing Pharmaceutical is also in the process of testing its new internet service, the China Hepatitis Internet Hospital ("CHIH"). We believe that this unique, multi-purpose website serves as an effective marketing tool and distribution channel for Aoxing Pharmaceutical’s hepatitis and nutrient products, while providing patients with convenient, confidential and dedicated service that is provided by a qualified and dedicated staff.

Aoxing Pharmaceutical currently manufactures five drugs and ten nutrients which are sold in over 28 provinces in China. In addition, there are 9 products under development and/or waiting approval, which will complement the existing product line. Aoxing Pharmaceutical’s significant pharmaceutical products and their usages are summarized below:

o Over the Counter medical nutrient products:

•	Oleanlic Acid Capsule, designed for the treatment of Hepatitis B.

•	Ganwang, designed for the relief of the common cold, runny nose, sore throat, headache and fever.

•	Tianqi Dysmenorrhea Capsule, designed for the relief of pain and other symptoms associated with menstruation.

o Prescription pharmaceutical products:

•	Danshen Granule, designed for the treatment of coronary heart disease, myocarditis and angina pectoris.

•	Taohuasan, designed for the relief of bronchial congestion of the lungs and to reduce associated coughing.

Aoxing Pharmaceutical is subject to extensive government regulation which is discussed in detail in the section below called “Government Regulation.” Aoxing Pharmaceutical devotes substantial resources to the research and development of new products that must be approved by the regulatory agencies. In the event that a new product is not approved or it is found in violation of these laws and regulations, it could have a materially adverse effect on the prospects of the operations of Aoxing Pharmaceutical.

Products.

Aoxing Pharmaceutical currently manufactures five over the counter and prescription drugs and ten nutrients which are sold in over 28 provinces in China. In addition, Aoxing Pharmaceutical is in the process of developing 9 additional products to complement its existing product line which range from developmental stage to awaiting approval.

The table below summarizes Aoxing Pharmaceutical’s current pharmaceutical products approved for sale by the SFDA:

Name	Treatment	Benefits and side effects	SFDA Classification
Xin Ao Xing Oleanlic Acid Capsule	Hepatitis B
Designed to relieve hepatic injury, reduce glutamic-pyruvic transaminase activity, reduce r-GLO. Believed to promote hepatic cell regeneration, to be effective in hepatic coma treatment, to inhibit fibrous hyperplasia and prevent hepatocirrhosis. Used to reduce hepatic damage caused by HBV regeneration.
OTC

Ganwang (Compound Paracetamol Capsule)	Colds, runny nose, sore throat pain, headache and fever	Relieves the symptoms of the common cold, including runny nose, sniffles and sneezing. Some patients experience symptoms of anorexia, queasiness and upset stomach after using.	OTC

Danshen granule	Coronary heart disease, myocarditis and angina pectoris	Believed to stimulate circulation to end stasis, regulating the flow of qi (vital energy) to alleviate pain. There are no known side effects.	Perscription

Taohuasan (Pediatric Medicine)	Bronchial congestion and coughs	Used for the treatment for children’s cough and respiratory tract infection. There are no known side effects.	Perscription

Tianqi Dysmenorrhea Capsule	Dysmenorrhea	Traditional Chinese medicine used for treatment of pain and other symptoms associated with menstruation. There are no known side effects.	OTC

The table below summarizes Aoxing Pharmaceutical’s current nutrient products approved for sale by the SFDA:

Name	Function and Benefits	SFDA Classification
Ao Xing No.1	Believed to promote health of the elderly, development of children's intelligence, and improving memory.	Nutrient, OTC

Yanshuang	For the relief of pharyngeal discomfort and chronic pharyngitis.	Nutrient, OTC

New Chakederi	Believed to prevent and relive symptoms of rhinitis, sinusitis, headache congestion and running nose.	Nutrient, OTC

Tiantianle	Believed to strengthen immune system against influenza and certain viruses from sexually transmitted diseases and gennerally detoxifies human body.	Nutrient, OTC

AoXing Ganbao	Believed to promoting blood circulation by removing blood stasis, strengthen the spleen and stomach, detoxify, act as a cholagogic purgative and lower transaminase.	Nutrient, OTC

Fengningdan	Believed to assist in elimination of toxins associated with gynecological inflammation of young and middle-aged women.	Nutrient, OTC

Heigen	Believed to treat premature graying of beard and hair, phalacrosis caused by excess fat, and postpartum hair loss.	Nutrient, OTC

Baitongning	Believed to relieve rheumatism, hyperplasia, cervical spondylosis, lumbar lesion, osteoporosis and rheumatoid arthritis.	Nutrient, OTC

Sukang Capsule	Believed to improve cardiovascular and cerebrovascular complications, such as, dizziness headache, amnesia, kidney deficiency, coronary heart disease, and Atherosclerosis, in the elderly.	Nutrient, OTC

Aoxing Ointment	Used to treat psoriasis, vitiligo and various dermatitis.	Nutrient, OTC

The table below summarizes Aoxing Pharmaceutical’s products that are in various stages of regulatory approval and their classification by the SFDA:

	Name	Functions	Type	STAGE
1	Ganfukang	To be used for acute and chronic hepatitis treatment, which the main functions is descending the tubid.	Prescription	In phase of examination by SFDA

2	Niaosaitong	A traditional Chinese medicine and main functions are used for regulating vital energy, dredging collaterals and eliminating stagnation and ischuria.	Prescription	In phase of examination by SFDA

3	Azithromycin	A chemical prescription medicine. It is used for tympanitis, pharyngitis, bronchitis, pneumonia and anti-infection.	Prescription	In phase of examination by SFDA

4	Shenrong	To be used for strengthening immunity, preventative cancer care and restraining growth of tumor, sedating and resting pain, anti-fatigue, anti-aging, strengthen sexual function and desire	Prescription	Clinic test has been finished, now in phase of application for provincial permit.

5	Zhixuening
To be used for stop bleeding and relieving swelling, expel blood stasis. Especially used for cure of uterine bleeding, acute vaginal bleeding and hematockezia in women , nose bleeding, coughing up blood and sptting blood.
			Prescription	Clinic test has been finished, now in phase of application for provincial permit.

6	Xiao'aiping	To be used on tumour, and mainly on esophagus cancer, tummy cancer and lung cancer treatment.	Prescription	Clinic test has been finished, now in phase of application for provincial permit.
7	Zhenbao Wan	A type of traditional Chinese medicine. It is mainly used on thrombus and coronary heart disease, hemiplegia, muscle and tendon atrophy, kidney impairment and meridian damage, murrain and pyreticosis.	Prescription	Clinic test has been finished, now in phase of application for provincial permit.

8	Huazhi Pian	To be used to reduce temperature, clean blood, reduce bleeding, activate Qi flowing and eliminate stasis to activate blood circulation.	Prescription	Clinic test has been finished, now in phase of application for provincial permit.

9	KunLing Wan
Main functions are: to regulate menstruation and nourishing blood, dissipating blood stasis and generating new blood, irregular menses, abnormal menstrual blood volume, bellyache when menstruating, uterus cold, failing to by impregnated for a long time, habitual abortion, leucorrhea with red and white discharge, metrorrhagia and metrostaxis, deficiency of vital energy due to a long illness, deficiency of kidney and lower back pain.
			OTC	Clinic test has been finished, now in phase of application for provincial permit.

Xin Ao Xing Oleanolic Acid Capsule for Hepatitis B

Xin Ao Xing Oleanolic Acid Capsule for Hepatitis B, also known as Ao Xing Liver Cure, is the only non-prescription drug approved by the SFDA for the treatment of chronic hepatitis B virus ("HBV"), which is prevalent in China. In China, it is estimated that more than 130 million people are infected with HBV, or 10%of the population (some estimates are as high as 15% of the population). According to the World Health Organization, ("WHO") approximately about 1 million people die in hepatic failure, hepatocirrhosis and primary hepatoma caused by HBV infection per year, however it was not until December 2, 2005 that the Chinese government first issued an HBV prevention manual for the general public.

There are two kinds of medicine typically used for antivirotic treatment: interferon and ribonucleotide analog, both of which can not kill HBV directly. They are used to interfere with the metabolizing of HBV replication so they inhibit HBV increasing indirectly; however they also damage normal cells. This treatment has additional disadvantages, including the need for a prolonged treatment periods of more than 1 year, high expense, and several unwanted side effects and contraindications.

Aoxing Pharmaceutical’s Xin Ao Xing Oleanolic Acid Capsule is a pentacyclic triterpenoid which contains extracts from natural plant Fructus Ligustri Lucidi and Hemsleya, and is the only SFDA-approved product to be manufactured as the only OTC Hepatitis B Medicine in China. It also certified by Chinese Medical Association as specified products for Hepatitis B treatment. The pharmacological actions of the product include the relief of hepatic injury, reduction of glutamic-pyruvic transaminase activity, promotion of hepatic cell regeneration, inhibiting fibrous hyperplasia and preventing hepatocirrhosis.

Management estimates the demand for medicine treating hepatitis B is about $7.8 billion annually. Aoxing Pharmaceutical’s management believes it is well positioned to become a leader in this sector Aoxing Pharmaceutical plans to take advantage of its ability to promote its product as the first over the counter oral anti-hepatitis medicine through advertising. In addition it plans to provide a program where consumers can try a one month program to sample its product for free. The hepatitis internet hospital will provide Aoxing Pharmaceutical’s customers with discrete consulting and purchasing services that Aoxing Pharmaceutical's management believes will build brand loyalty. Aoxing Pharmaceutical plans to offer its wholesalers and sales persons with pricing programs to generate additional sales. It has established distribution channels for its OTC drug through wholesalers to drugstores and it conducts direct sales to individuals. Aoxing Pharmaceutical has established its professional marketing team and has regional business monopoly, and believes that it can maintain the stability of prices and profit on its product. Aoxing Pharmaceutical’s primary competitive advantage over its competitors is that it has the only OTC drug available for the treatment of Hepatitis B and as a result can sell the drug at a cheaper price and through a retail strategy where its competitors are limited to hospitals and pharmacy sales.

Nutrients

Ao Xing No.1
Main ingredients: Egg yolk lecithin, Vitamin E, Vitamin C, etc.
Usage & reported benefits: Improvement of overall health of the elderly; improved intelligence in children, and improved memory.

Yanshuang
Main ingredients: Sterculia Scaphigera, chrysanthemum, Honeysuckle and Mint
Usage & reported benefits: For the treatment of those who suffer from pharyngeal discomfort and chronic pharyngitis.

New Chakederi
Main ingredients: Agastache, Perilla, Licorice and Mint
Usage & reported benefits: Improved prevention and recovery periods for those who suffer from rhinitis, sinusitis, headache congestion and running nose in adults.

Tiantianle
Main ingredients: Folicartemisiae, chrysanthemum, Honeysuckle, Agastache and Mint.
Usage & reported benefits: Improves the body’s ability to fight influenza and certain sexually transmitted diseases; purification of human body in adults.

AoXing Gan Bao
Main ingredients: polygonum cuspidatum, cordyceps and Ginseng.
Usage & reported benefits: Improved blood circulation by removing blood stasis, strengthened spleen and stomach functions, reduction of body temperature and toxic materials, cholagogic purgative, as well as lowering transaminase in adults.

Fengningdan
Main ingredients: safflower, osthol, cork, dragles, dracorhodin, borneol and angelica.

Usage & reported benefits: For the elimination of toxins, intended principally for gynecological inflammation of young and middle-aged women.

Heigen
Main ingredients: black sesame seeds and medla.
Usage & reported benefits: Adults with premature graying of beard or hair. Treatment of phalacrosis caused by excess fat; postpartum hair loss.

Baitongning
Main ingredients: bulleyacontitin, myrrh and centipede.
Usage & reported benefits: Treatment of cervical spondylosis, rheumatism, hyperplasia, lumbar lesion, osteoporosis, rheumatoid arthritis in adults.

Sukang Capsule
Main ingredients: agkistrodon, cinnamon, safflower and hawthorn.
Usage & reported benefits: Mainly for the elderly suffering from cardiovascular and cerebrovascular complications, such as, dizziness headache, amnesia, kidney deficiency, coronary heart disease, and Atherosclerosis, etc.

Aoxing Ointment
Main ingredients: walnut meat and camphor.
Usage & reported benefits: Used to treat psoriasis, vitiligo and various dermatitis.

Market for Aoxing Pharmaceutical’s Products

Based on data that Aoxing Pharmaceutical’s management has compiled from the business intelligence service DataMonitor, over the past decade the Chinese medicine and pharmaceutical industry has developed at an annual growth rate of over 16%, making it one of the fastest growing industries in the Chinese economy. According to DataMonitor, the Chinese pharmaceuticals market generated total revenues of $12.6 billion in 2006 and experienced a compound annual growth rate (CAGR) of 17.3% for the five year period spanning 2002-2006. Worldwide, China is among the ten largest medicine manufacturing countries and medical raw materials exporting countries.

With approximately one-fifth of the world's population and a fast-growing gross domestic product, China presents significant potential for the pharmaceutical industry. The relative performance of the market is forecast to decelerate, with an anticipated CAGR of 14.6% for the five-year period 2006-2011 expected to drive the market to a value of $29.9 billion by the end of 2011, according to DataMonitor. However, this growth is still significantly higher as compared to the rest of the world, where growth of the pharmaceutical industry is projected to be at a CAGR of 5.0% to 8.0% between 2004 and 2009 according to IMS Health.

The following table sets forth the projected pharmaceutical market trends in China in terms of demand from 2006 to 2011:

China Pharmaceuticals Market Value Forecast: $ billion, 2006- 2011

Figure 5: China Pharmaceuticals Market Value Forecast: $ billion, 2006-2011

$ billion
% Growth
30
25
20
15
10
5
0
$ billion
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% Growth
2006
2007
2008
2009
2010
2011

Source: Datamonitor

DATAMONITOR

We believe that the burgeoning market provides many interesting opportunities for Aoxing Pharmaceutical. Aoxing Pharmaceutical is pursuing opportunities in several sectors it believes will experience high growth and that it can address with its manufacturing and distribution expertise. Following is a brief overview of the market and Aoxing Pharmaceutical’s opportunities in each sector.

Hepatitis

Aoxing Pharmaceutical’s management estimates that there are approximately 120 million hepatitis patients in China. Currently, the most common way to establish an effective treatment protocol is through a doctor or hospital. As many patients have chronic HBV, ailments are prevalent and typically become more severe if not properly treated. However, HBV patients in China also bear substantial psychological pressure, since it is very contagious. Infected patients are often fearful that their relatives, friends and coworkers will become aware of their circumstances and wind up soliciting treatment in secret, if at all. (Source: www.mdcn.com.cn) In addition to producing a medicine to treat HBV Aoxing Pharmaceutical seeks to take advantage of internet technology to establish a website designed to serve patients in the privacy of their home. Aoxing Pharmaceutical is positioning itself as a leader in the care of HBV patients.

Coronary Disease

According to the World Heart Federation, cardiovascular disease is the leading cause of death in the developing world (with the exception of sub-Saharan Africa). Its rise is linked to the increase in prevalence of risk factors such as tobacco use and relative lack of access to interventions to managing the ensuing disease. In China, annual direct costs are estimated at (euro) 30.76 billion or 4% percent of gross national income. China is facing an increase in cardiac disease on two fronts. Aoxing Pharmaceutical’s management believes that in urban and upscale areas, heart disease is on the rise as their lifestyles increasingly imitate western culture, i.e., higher stress levels associated with a `privatized" economy, poorer nutrition, decreased physical activity and increases tobacco use. Within the rural provinces, they believe that impoverishment is also contributing to the rise in coronary disease as most villages have no doctor, clinic or hospital to turn to when illness strikes.

Aoxing Pharmaceutical's Danshen Granule has been accepted as an effective product for the treatment of coronary heart disease, myocarditis and angina pectoris and Aoxing Pharmaceutical intends to market it aggressively within the rural and urban markets. (Source: www.heart999.cn)

Dysmenorrhe

There are an estimated 400 million "pre-menopausal" women in China. As China continues to develop, women are increasing valued and demanding of products to treat their health concerns. Aoxing Pharmaceutical's management believes that its Tianqi Dysmenorrhea Capsule is positioned to take a leading role in this sector. (Source: www.women.org.cn)

Influenza

Influenza is one of the most common recurring diseases in China. It has been estimated that there is an annual market of 6.25 billion dollars market for flu-related healthcare in China, 85% of which is in the form of OTC consumption (source: www.pharmatech.org.cn). Some of Aoxing Pharmaceutical's herbal nutritional supplements are designed to relieve symptoms associated with the flu.

The Rural Market

"Modern" medicine is not yet established in much of rural China. Frequently-occurring respiratory, digestive, and infectious diseases (such as hepatitis) often result in far more severe symptoms than would occur with proper treatment. Patients in remote areas are often lucky to be tended to by a technical school graduate at a village "clinic" with treatments passed down from generation to generation; professional doctors are few and far between. According to a Hai Tong Securities Industry Research report, median family incomes in many parts of western China are less than $100 per year yet a day in the hospital can cost $25 and when medicines, procedures and other services are added this can exceed $50.

As China's government works to improve the overall health of its population, the rural markets represent a significant opportunity for growth. This sector has typically been neglected by China's pharmaceutical and medicine industry, as there is minimal healthcare infrastructure or standardized health care service in much of rural China. As part of a strategy to improve rural healthcare, China's central government has initiated its "New Rural Medical Care Cooperative Program" which will be launched in 2008, with the intention of achieving full coverage of all rural citizens by 2010. With an estimated 900 million rural farmers throughout the nation, the implementation of this program provides substantial opportunity for market expansion in this sector, where expenditures are estimated at nearly US$ 5.6 billion in the next 3 years - with 80% of that budget to be paid by the regional provincial governments in mid and western China. Of these rural markets the provinces of Shaanxi, Shaanxi, Sichuan, Chongqing, Gansu, Henan, Hubei, and Hunan are expected to comprise 30% of the market, or $US 1.7 billion. (Source: China State Council Rules of Rural Cooperative Medical System.) Aoxing Pharmaceutical's management believes that it is well established within the rural marketplace and has developed a targeted, aggressive sales and marketing campaign designed to expand its presence of all of its products in this sector.

Pediatric Medicine

China's fifth national census (published in 2001) indicated that with a population of 296,500,000, the 14 and under age group represented 22.89% of China's population. A lack of education within the population results in children often given treatments created for adults and without direction from a doctor, and a rash of adverse reactions. Even aspirin, taken by a baby can result in gastric mucous membrane erosion, other "adult" medicines can affect a child's hearing, cause trauma of bones and joints, event induce permanent deafness and renal damage.

Increased access to information through education programs and the general promotion of good health within China are helping to generate demand for products designed specifically for children. Furthermore, as China continues to advocate the one child per family policy, parents' demands for quality children's medicines are increasing, as is the interest in brand differentiation. However, at present, few manufacturing plants specialize in pediatric medicine and there is no leading national brand. Approximately 90% of general pharmaceuticals and medicines utilized in China have no corresponding pediatric formula, leaving substantial opportunity for growth. Aoxing Pharmaceutical plans to introduce new products to address these issues.

Respiratory Disease

With the aggravation of air pollution and worsening environmental conditions, the incidence of respiratory system diseases remains high in China. Flu is one of the most common diseases in China, and according to the Ministry of Health of the PRC an estimated 75% of the population suffer from flu every year and 5.5% suffer from tracheitis caused by flu. This rate is more than 15% for senior citizens, who often suffer more than 3 times per year.

As is shown in the related statistics in the National Health Care Department in China, the morbidity of the respiratory diseases in China is approximately 6.94%, that is, there is a population of 80,000,000 in China suffers from the respiratory system diseases every year. And the four commondiseases--acute nasopharyngitis, influenza, tonsillar tracheitis, and chronic bronchitis account for 80% of the whole respiratory system diseases. Aoxing Pharmaceutical's Paracetamol and Amantadine Hydrochloride Capsule Tablet are used to treat respiratory disease in children.

Industry Consolidation

In 2003, the Chinese government issued “The Medicine Management Law”, “Pharmaceutical manufacturing quality management specifications” and implemented GMP. This action has, and will continue to result in, an industry consolidation as those companies without GMP certificates and without qualified facilities, capital or management expertise necessary to secure approval are forced to find strategic alternatives or cease operations. Since 2003, the number of pharmaceutical companies in China has decreased rather significantly, from 6,700 to approximately 3,600. (Source: Research and Markets, “China Pharmaceutical Industry Report (Merger and Reorganization) 2006-2007”) This trend has also resulted in significant opportunity for Aoxing Pharmaceutical, as it is able to identify companies that have similar products or other assets, but an inability to bring them to market.

Customers

Approximately 52% of Aoxing Pharmaceutical’s sales are made directly to pharmacies, while approximately 48 % of sales are made through distributors. Its largest customer, Guangdong Run Tai Medicine Wholesale Co., Ltd. accounted for approximately 14%, of sales for the year ended December 31, 2006 and 12% of sales for the year ended December 31, 2007. Aoxing Pharmaceutical’s 5 major products, Xin Ao Xing Oleanlic Acid Capsule, Ganwang (Compound Paracetamol Capsule), Danshen granule, Taohuasan (Pediatric Medicine) and Tianqi Dysmenorrhea Capsule account for 100% of the sales made through distributors.

Marketing Strategy

Aoxing Pharmaceutical has established a multi-prong growth strategy, with the objective of establishing as a leading developer, manufacturer and marketer in China's pharmaceutical marketplace, with a particular emphasis in the hepatitis, cancer and coronary sectors. To execute this strategy, it intends to implement the following initiatives.

China Hepatitis Internet Hospital

With the preliminary work done, Aoxing Pharmaceutical will soon be ready to conduct a full market launch of its Hepatitis Internet Hospital. The multi-function website is expected to provide registered hepatitis patients with a variety of services including: blood test guidance, expert consultation and diagnosis, medicine prescription, pathology analysis, information seminars, etc. Patients are expected to receive treatment from a pool of more than 50 renowned HBV experts that Aoxing Pharmaceutical is currently in the process of finalizing relationships with, without having to go to the hospital.

The site is also expected to provide an online drug store for hepatitis patients. Although the site will feature a broad variety of hepatitis treatment medicines, it will recommend Aoxing Pharmaceutical’s products first. Members will receive membership and volume discounts.

Registered users will also be able to secure a "membership card" for a fee expected to be 200 RMB (approximately US$25). As members, patients will receive a 20% discount on diagnosis and medical services provided by CHIH, free expert diagnosis and free medicine delivery, a wide range of inquiry, instruction and other complementary services.

Aoxing Pharmaceutical has designed an aggressive, highly targeted marketing campaign to build the brand awareness for the site and the Xin Aoxing Capsule. These campaigns will be executed using print advertisements, physician endorsements, and other promotional methods. The site will also be featured in all Ao Xing advertising and will be marketed to hospitals and other HBV related professionals.

The successful launch of the CHIH is also anticipated to increase its margins, due to decreased distribution costs for the Xin Aoxing Capsule as Aoxing Pharmaceutical should be able to sell directly to consumers.

Continue to Expand the Distribution Network

Aoxing Pharmaceutical has initiated a series of strategic projects in order to extend its sales network. The "Hundred City" project targets cities above the county level in 31 provinces. Internal research indicates there are 18,381 hospitals and 230,000 retail pharmacies within this sector in China. Their sales revenue accounts for 61.8% of pharmaceuticals market revenue.

As of July 2007, Aoxing Pharmaceutical has established relationships with an estimated 41 distributors. In its effort to establish a broad and balanced distribution network, it will continue to add proven distributors in each of its target markets. Management of Aoxing Pharmaceutical believes that its relationships with these distributors will facilitate the speed and ability with which it can introduce new products to the market.

Through Aoxing Pharmaceutical’s "Blue Sea" project it is working to build its presence in the government's Rural Medical Care Program. It continues to train and position "local" sales personnel in rural markets in addition to implementing programs to generate brand awareness and medical literacy within this underserved population.

Management of Aoxing Pharmaceutical believes this market represents a substantial opportunity as the central government's budget for this program has reached 340 billion RMB (approximately $45.82 billion) in 2006. There are 50,613 identified rural hospitals and similar facilities, and another 728,488 medical stations and clinics throughout China. Aoxing Pharmaceutical’s studies indicate revenue from these facilities accounts for 38.2% of country's total pharmaceutical sales revenue.

Expand Production Capacity

Aoxing Pharmaceutical plans to identify potential acquisition candidates in the pharmaceutical industry and identify land for production of its raw materials in future to facilitate its expansion.

Continue to Develop and Market New Products

There is significant opportunity to establish a leadership position within the burgeoning domestic Chinese pharmaceutical marketplace. Aoxing Pharmaceutical’s planned product line expansion will come through both internal research and development and acquisition.

Aoxing Pharmaceutical currently has nine products in the development pipeline. In addition to the work being done in its in-house research department, it works with many prestigious universities, research institute and association to develop effective, high margin products. To that end, Aoxing Pharmaceutical also intends to leverage the somewhat "nascent" stage and competitive nature of the pharmaceutical industry in China to continue to acquire products and technologies that complement its expansion strategy.

On January 5, 2007, Aoxing Pharmaceutical entered into a Cooperation Agreement with Xianyang Material Medical Institute (“Xianyang”) who will be responsible for the research and development and SFDA application process for a new drug called Zenbaowan Capsule. In addition, the parties agreed to long term technical cooperation on products mutually identified in the future under the terms of separate agreements. Xianyang research and development efforts will be in compliance the Drug Administration Law of the PRC and Administration Regulations for Drug Registration. Any product developed by Xianyang, and the intellectual property rights related thereto, will be owned by Aoxing Pharmaceutical. Aoxing Pharmaceutical will pre-pay all application expenses relating to the application fees and pay to Xianyang the aggregate consideration of RMB 180,000 (approximately $24,290) of which 50% will be paid on the first day that Zenbaowan Capsule passes the first materials and production site examinations by the SFDA and 50% upon accreditation and receipt of the drug approval number from the SFDA. The agreement can be terminated by either party without notice. No payments have been made to date.

On June 13, 2006, Aoxing Pharmaceuticals entered into a Technological Cooperation Agreement with Shaanxi University of Science and Technology (“Shaanxi University”) where Shaanxi University will provide interns to assist in the development of products by Aoxing Pharmaceutical. Aoxing Pharmaceutical will pay the interns 600 RMB per month. In exchange for running the internship program, Shaanxi University agreed to provide advisory educational services in order to improve pharmaceutical production techniques. Aoxing Pharmaceutical is authorized to use the education material in connection with producing pharmaceuticals but will not own the educational materials. In addition, Shaanxi University shall assist Aoxing Pharmaceutical in developing improved production techniques for new drugs, the ownership of which shall be held by Aoxing Pharmaceutical. The fees to be paid Shaanxi University for new drug development will be made under a separate agreement. The term of the agreement is from June 13, 2006 to June 13, 2008. Currently there is no aggregate funding requirement under this agreement.

On September 10, 2006, Aoxing Pharmaceuticals entered into a Technological Cooperation Agreement with College of Life Sciences of Northwest University (“Northwest University”) that terminates on September 10, 2008. Under the terms of the agreement, Aoxing Pharmaceutical will be the site for practical studies for interns from Northwest University and Aoxing Pharmaceutical will hire between 30-40 interns at a cost of 600 RMB per month per intern, not to exceed a total of 4,000 RMB per month.. In exchange for running the internship program, Northwest University personnel will teach Aoxing Pharmaceutical staff various agricultural sciences associated with growing traditional Chinese medicines. All educational material may be utilized by Aoxing Pharmaceutical to produce its products but ownership of the educational materials will be held by Northwest University. In addition, the parties agreed to cooperate on the development of new traditional Chinese medicines, the ownership of which will be held by Aoxing Pharmaceutical. The fees to be paid Northwest University for new drug development will be made under a separate agreement. Currently there is no aggregate funding requirement under this agreement.

Raw Materials and Principal Suppliers

Located in south east Xian Yang City, Aoxing Pharmaceutical’s corporate headquarters is located between Century Avenue on the south and Bin He South Road on the north. The land is flat, water and air quality are high and transportation is convenient. The campus is located on approximately 84,667 square meters, comprising 12,300 square meters of total building area. This area comprises manufacturing space of 6,100 square meters, a 5,300 square meter research and development facility and a 300 square meters inspection center. Aoxing Pharmaceutical’s in-house manufacturing and growing capabilities provide it with a substantial competitive advantage, providing it the flexibility to generate superior margins and/or offer customers preferable pricing.

The principal raw materials used for Aoxing Pharmaceutical’s products are the active ingredients for each of its pharmaceuticals. Raw materials, as well as packaging materials, are sourced internally and from various independent suppliers in China.

Third party vendors are selected based on a number of factors including quality, timely delivery, cost and technical capability. Management also conducts periodic onsite reviews of suppliers' facilities. The vast majority of Aoxing Pharmaceutical’s product's raw materials are readily available. Aoxing Pharmaceutical’s try to maintain relationships with at least two vendors for each major raw material in order to ensure a reliable supply of raw materials at reasonable prices.

Aoxing Pharmaceutical relies on approximately 10 suppliers for its products. Approximately 41% and 30% of Aoxing Pharmaceutical’s supplies are purchased from Xi’an Chemical Industry Medicine Supply and Marketing Company and Xi’an Chinese Drug Tablet Factory respectively.

Competition

The pharmaceutical industry both within China and globally is intensely competitive and is characterized by rapid and significant technological progress, and the operating environment of Aoxing Pharmaceutical is increasingly competitive. Aoxing Pharmaceutical’s competitors, both domestic and international, include large pharmaceutical companies, universities, and public and private research institutions that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals. Many of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than Aoxing Pharmaceutical, as well as more experience in research and development, clinical trials, regulatory matters, manufacturing, marketing and sales.

Competition in the manufacture and sale of medical products for cardiovascular, generic cold medicines, nutritional herbal supplements and hepatitis in China is also intense. There are a large number of companies that are licensed to manufacture and sell these types of medical products in China. Western drugs also present significant competition. On the whole, Chinese patent medicine still generally has many problems such as complex and unclear ingredients, inconsistent quality, slow action and ineffectiveness. Therefore, new Chinese medicines tend not to stay on the market for very long.

The following table illustrates Aoxing Pharmaceutical’s primary competition within each product category:

Xin Ao Xing Oleanlic Acid Capsule
Potential competitors are Wulanhaote Zhong Meng pharmaceutical Co., Ltd, Yang Ling Mai Di Sen Pharmaceutical Co., Ltd. and other suppliers of prescription medicines that are used for hepatitis treatment

Compound Paracetamol and Amantadine Hydrochloride Capsule	Jiang Xi Ren He Pharmaceuticals, Inc. Han Nan Asia Pharmaceuticals, Inc.

Danshen granule	Yun Nan Yong An Pharmaceuticals, Inc. Hai Nan Min Hai Pharmaceuticals, Ltd

Pediatrics Medicine	Shandong Bai Cao Pharmaceuticals, Ltd, Chang Chun Ren Min Pharmaceuticals, Ltd.

Tianqi Dysmenorrhea Capsule	Yun Nan Yu Xi city Wei He Pharmaceutical, Ltd, Shandong Phenix Pharmaceuticals, ltd

Nutrients	Traditional Chinese herbal suppliers

The three major competitors of Aoxing Pharmaceutical are: Wulanhaote Zhong Meng pharmaceutical Co., Ltd, Inner Mongolia Ku Lun Pharmaceutical, Co., Ltd and Yang Ling Mai Di Sen Pharmaceutical Co., Ltd.

Wulanhaote Zhong Meng pharmaceutical Co., Ltd was registered in Wulanhaote city with registered capital 4.83 million RMB and there are about 200 employees, which 68% are technical workers. It has 30 different types of products and annual sales revenue at 80 million RMB, the products are mainly sold through agents. Currently, the company employs low price competition strategy and cash settlement. It owns advanced technology and facilities that can produce 135 medicines (Mongolian medicine 73, Chinese medicine 62), including 41 OTC medicines. Its total production capacity is around 500 tons.

Inner Mongolia Ku Lun Pharmaceutical, Co., Ltd was founded in 1957 with registered capital 16 million RMB and approximately 400 employees. This company has three pipelines for producing Mongolia medicines, Chinese traditional medicines and exported Mongolia medicines. Its annual sales revenue are approximately 30 million RMB.

Yang Ling Mai Di Sen Pharmaceutical Co., Ltd with register capital at 60 million RMB, and annual sales revenue at 50 million RMB. In May of 2001, it acquired GMP certificates and now its production capacity is approximately to 300 million tablet, 300 million capsules and 20 million bags of granules.

Jiang Xi Ren He Pharmaceuticals, Co., Ltd, was registered in NO.399 Jingdong North Road Nanchang city with register capital 40 million RMB. It manufactures and sells granules drops capsules and competes with Aoxing Pharmacutical’s Compound Paracetamol Capsule.

Hainan Asia Pharmaceuticals Group competes with Aoxing Pharmacutical’s Compound Paracetamol Capsule. It owns 16 subsidiaries and produces 80 different medicines. It has a direct investment in Hainan KuaiKe Pharmaceuticals Co., Ltd. It has headquarters in Haikou City with 500 employees and 5 million RMB registered capital.

Yun Nan Yong An Pharmaceuticals, Co., Ltd, competes with Aoxing Pharmacutical’s Danshen granule product. It has approximately 218 employees. It produces troches, granules and capsules.

Fu Zhou Min Hai Pharmaceutical, Co., Ltd competes with Aoxing Pharmacutical’s Danshen granule product. It was founded in 1999 in Fuqing City Fujian Province with approximately 110 employees. It manufactures and produces granules, capsules, and troches.

Shan Dong Bai Cao Pharmaceuticals, Ltd is located in Linyi city Shandong Province and it competes with Aoxing Pharmacutical’s Taohuasan (Pediatric Medicine) product. It has registered capital of 26.2 million RMB and approximately 210 employees. It also manufactures hard gelatin capsules, granules, and a water pill for women.

Chang Chun Ren Min Pharmaceuticals, Ltd., was founded in March, 2007, and competes with Aoxing Pharmaceutical’s Taohuasan (Pediatric Medicine) product. It has three subsidiary companies and is considered a leader in the prepared medicine industry. It also manufactures hard gelatin capsules, granules, medicinal powders, cosmetics, foods and the import-export of pharmaceutical, food and cosmetic products.

Yun Nan Yu Xi Wei He Pharmaceutical, Ltd., was established in Yunnan Yu Xi City in 1995 and competes with Aoxing Pharmaceutical’s Tianqi Dysmenorrhea Capsule product. It has 20 million yuan of registered capital. It also manufactures various raw materials for western medicines, a pseudo-ginseng tea, pseudo-ginseng series and it also is involved in technology transfer serves for medicines and chemical reagents.

Shan Dong Phoenix Pharmaceutical Inc, is located in Dong Ying City Shandong Province and competes with Aoxing Pharmaceutical’s Tianqi Dysmenorrhea Capsule. It also manufactures capsule agents, pellet agents, troches, and syrups, freeze-drying powder injectable solutions.

Shan Dong Phoenix Pharmaceutical Inc,, Yun Nan Yu Xi Wei He Pharmaceutical, Ltd, Yang Ling Mai Di Sen Pharmaceutical Co., Ltd, and Yun Nan Yong An Pharmaceuticals, Co., Ltd hold GMP certificates.

Aoxing Pharmaceutical’s competitors are required to have GMP certificates.

Aoxing Pharmaceutical plans to take advantage of its ability to promote its product as the first over the counter oral anti-hepatitis medicine through advertising. In addition it plans to provide a program where consumers can try a one month program to sample its product for free. The hepatitis internet hospital will provide its customers with discrete consulting and purchasing services that it believes will build brand loyalty. Aoxing Pharmaceutical plans to offer its wholesalers and sales persons with pricing programs to generate additional sales. It has established distribution channels for its OTC drug through wholesalers to drugstores and it conducts direct sales to individuals. Aoxing Pharmaceutical has established its professional marketing team and has regional business monopoly, and believes that it can maintain the stability of prices and profit on its product. Aoxing Pharmaceutical's primary competitive advantage over its competitors is that it has the only OTC drug available for the treatment of hepatitis B and as a result it can sell the drug at a cheaper price and through a retail strategy where its competitors are limited to hospitals and pharmacy sales.

Research and Development

Aoxing Pharmacutical currently has 9 potential products in the research and development "pipeline". Identified compounds are currently being tested for indications related to neoplastic disease, central nervous system disease, an anti-infective medicine, kidney tonifying medicine and sterility. Management anticipates it will be able to identify three to five new products each year.

In addition to the work being done in Aoxing Pharmaceutical’s in-house research department, it works with many prestigious Chinese universities, research institute and association to develop effective, high margin products. To that end, it intends to leverage the somewhat "nascent" stage and competitive nature of the pharmaceutical industry in China to continue to acquire products and technologies that complement its expansion strategy. Aoxing Pharmaceutical estimates that it spent approximately 200,000 RMB on research and development during fiscal year 2006 and 500,000 RMB in fiscal year 2007.

Intellectual Property

Aoxing Pharmacutical relies on a combination of trademark, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions to protect its intellectual property. Aoxing Pharmaceutical currently has three patents pending approval and 11 trademarks. Aoxing Pharmaceutical also requires employees to execute confidentiality and trade secret agreements.

Domain names

Aoxing Pharmaceutical owns the rights to the internet domain name www.aoxing-group.com.

Seasonality

Sales in the first quarter are usually lower due to people traveling and taking vacations during the traditional Chinese New Year and Chinese Spring Festival holidays. Sales in the fourth quarter are usually higher. Sales in the first quarters and fourth quarters of fiscal years ended in 2005 - 2007 averaged approximately 15% and 35% respectively of total sales for those periods and reflect the seasonal nature of the sales of Aoxing Pharmaceutical’s products.

Government Regulation

The testing, approval, manufacturing, labeling, advertising and marketing, post-approval safety reporting, and export of Aoxing Pharmaceutical’s products are extensively regulated by governmental authorities in the PRC. Aoxing Pharmaceutical is also subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. It is also subject to various regulations and permit systems by the Chinese government. These regulations and their impact on the business of Aoxing Pharmaceutical are set forth in more detail below.

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Drug Administration Law of the PRC was promulgated by the Standing Committee of National People’s Congress on February 28, 2001 and effective as of December 1, 2001, and its implemental rules were promulgated by the State Council on August 4, 2004 and effective as of September 15, 2002. According to Drug Administration Law of the PRC and its implemental rules, a pharmaceutical manufacturer is obtain Pharmaceutical Manufacturing Permit and the Drug Approval Number for each manufactured medicine from relevant SFDA’s provincial branch, which are valid for five years and are renewable upon application before expiration. Aoxing Pharmaceutical isrequired to file for these approvals for each of its medicines and renew prior to expiration.

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Administration Regulations for Drug Registration was promulgated by the SFDA on July 10, 2007, and was effective as of October 1, 2007. Administration Regulations for Drug Registration specifies the requirements and procedures of obtaining a Drug Approval Number for new drug, including the requirements for clinical trial of new drugs, procedures of registering imported medicines and report and approval procedures of generic medicines. The Drug Approval Number is valid for five years and can be re-registered upon expiration. Aoxing Pharmaceutical is required to obtain a Drug Approval Number for each of its new drugs and reapply prior to the expiration date.

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Good Manufacturing Practices (GMP) for Pharmaceutical Products, as revised in 1998 was promulgated by the SFDA on June 18, 1999 and became effective as of August 1, 1999, and the Authentication Regulations for Drug GMP was promulgated by the SFDA on September 7, 2005 and became effective on of October 1, 2005. A pharmaceutical manufacturer must meet the GMP standards and obtain the GMP Certificate with a five-year validity period from SFDA. Before the GMP Certification expires, the pharmaceutical manufacturer must apply again and complete the relevant procedures, which may take about 120 working days, to obtain a new GMP Certificate. On October 24, 2007, the SFDA issued the new guideline for authentication standards of GMP, effective as of January 1, 2008. The new guideline may result in a rise of cost for a pharmaceutical manufacturer to meet the new standards so as to maintain the GMP qualification. If a pharmaceutical manufacturer fails to obtain or maintain GMP Certification and still carry on its production, it will be fined and the Pharmaceutical Manufacturing Permit may be revoked under serious circumstances. Aoxing Pharmaceutical is required to apply for the GMP certificate for each of its products and reapply prior to the expiration date and maintain its Pharmaceutical Manufacturing Permit.

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Administration Regulations for Drug Call-back was promulgated by the SFDA on December 10, 2007 and effective on the same day. According to the Administration Regulations for Drug Call-back, the pharmaceutical manufacturer should establish a drug call-back system and collect information regarding the drug safety. If a manufacturer discovers any unreasonable danger of drug that threatens people’s safety and health, it should immediately stop the manufacturing and sale of such drug, notify the distributors and report to the branch of the SFDA. This regulation also stipulates the procedures of drug call-back and danger valuation standards established and maintain a drug call back system in conformance the regulations.

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Administration Regulations for Drug Instructions and Labels was promulgated by the SFDA on March 15, 2006 and was effective as of June 1, 2006. According to Administration Regulations for Drug Instructions and Labels, the contents of instructions and labels of each drug must be approved by the SFDA, and the smallest packing unit of drug shall be attached with instruction. Aoxing Pharmaceutical developed, received approval and maintains drug labeling in conformance with the regulations for its existing products and must do so for new products.

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Supervision Administration Regulations for Drug Distribution was promulgated by the SFDA on January 31, 2007 and effective as of May 1, 2007. According to Supervision Administration Regulations for Drug Distribution, a pharmaceutical manufacturer can only sell drugs produced by itself, and it shall not sell drugs produced by other manufacturers or produced by itself but for commissioning manufacturing purpose. Aoxing Pharmaceutical does not resell any other pharmaceutical manufacturers drugs.

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Regulations for Drug Advertisement Censoring was promulgated by the SFDA and State Administration for Industry and Commerce (the “SAIC”) on March 13, 2007 and effective as of May 1, 2007. Standards for Drug Advertisement Censoring and Publication promulgated by the SFDA and the SAIC on March 3, 2007 and effective as of May 1, 2007. According to Regulations for Drug Advertisement Censoring, a pharmaceutical manufacturer must obtain a Drug Advertisement Approval Number from the provincial branch of the SFDA which is valid period of one year if the drug advertisement describes the functions or benefits of a drug. However, if an over the counter drug advertisement in any media, or a prescription drug advertisement in professional medical magazine, only refers to the name of the drug, including the general name and commercial name, without any other addition promotional information, the advertisement does not need to be censored or approved. Aoxing Pharmaceutical obtains a Drug Advertisement Approval Number and reviews all of its over the counter and prescription drug advertisements so that it is in conformance with the regulations relating to advertising its products.

Aoxing Pharmaceutical has enjoyed a sound, cooperative relationship with the Shaanxi People's Government and related government department since its foundation. Adjustments to its operating strategies and long-term business plans have been unanimously approved by relevant departments and by provincial-level government entities.

The SFDA

The application and approval procedure in China for a newly developed drug product has numerous steps. For each new product, Aoxing Pharmaceutical prepares documentation of pharmacological, toxicity, pharmacokinetics and drug metabolism studies in addition to providing samples of the drug. The documentation and samples are then submitted to provincial food and drug administration. This process typically takes approximately three months. After the documentation and samples have been approved by the provincial food and drug administration, the provincial administration submits the approved documentation and samples to the SFDA. The SFDA examines the documentation and tests the samples and presents the findings to the New Drug Examination Committee for approval. If the application is approved by the SFDA, the SFDA will issue a clinical trial license to the applicant for clinical trials. This clinical trial license approval typically takes one year, followed by approximately two years of trials, depending on the category and class of the new drug. The SFDA then examines the documentation from the trial and, if approved, issues the new drug license to the applicant. This process usually takes eight months. The entire process takes anywhere from three to four years.

The SFDA and China Traditional Medicine Administration Bureau regulate the process for new drug approval and licensing in China, which can involve many layers of authority, lacks transparency, and presents one of the greatest obstacles for companies in introducing new drugs into the market. One of the preliminary aspects of the application process involves a review of the Chinese market's need for a particular drug. If the SFDA determines that the market niche for a particular drug is saturated, the drug will not receive further consideration and the licensing application will be denied. According to industry analysts, eighty-five percent of the applications for new drugs licensing are determined by SFDA to be in saturated markets and thus are not considered for approval. Only fifteen percent of new-to-market drug applications are considered for approval by the SFDA.

Furthermore, only companies that meet the GMP standard may apply for new drug approvals with the SFDA. The SFDA estimates that less than 20% out of the 6,000 pharmaceutical companies in China currently meet the GMP standard.

Aoxing Pharmaceutical estimates that the cost to receive approval from the SFDA for its new products will range from 1 million RMB to 4.5 million RMB.

Aoxing Pharmaceutical’s receipt of the GMP certificate and approval by the SFDA of its prescription and OTC drugs represents a significant competitive advantage as these approvals present a significant barrier to entry by new companies. Nevertheless, the new drugs and nutrients Aoxing Pharmaceutical seeks to bring to market are regulated by the SFDA and the China Traditional Medicine Administration Bureau and are estimated to now cost between 1.1 million RMB to 4.15 RMB per product which must be provided through internal cash flow or from financing activities as new products are introduced. In addition, Aoxing Pharmaceutical’s new products may not pass the clinical review and testing process which can negatively affect cash flow and income.

Aoxing Pharmaceutical is subject to possible administrative and legal proceedings and actions by these various regulatory bodies. Such actions may include product recalls, seizures and other civil and criminal sanctions which could have a materially adverse effect on Aoxing Pharmaceutical’s prospects.

Environmental Regulation

Aoxing Pharmaceutical’s operation and facilities are subject to environmental laws and regulations stipulated by the national and the local environment protection bureaus in China. Relevant laws and regulations include provisions governing air emissions, water discharges and the management and disposal of hazardous substances and wastes. The PRC regulatory authorities require pharmaceutical companies to carry out environmental impact studies before engaging in new construction projects to ensure that their production processes meet the required environmental standards.

Aoxing Pharmaceutical maintains controls at its production facilities to facilitate compliance with environmental rules and regulations. Aoxing Pharmaceutical is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has it been subject to any action made by any environmental administration authorities of the PRC. To management's knowledge, Aoxing Pharmaceutical’s operation meets or exceeds the existing requirements of the PRC.

Advertising Laws

Advertisement Law of the People’s Republic of China and Rules of Medicine Advertisements Management from State Admission for Industry and Commerce, Regulations on Control of Advertisements (tentative) from State Council provide guidelines for advertising prescription and OTC drugs and nutrients made by Aoxing Pharmaceutical. The rules limit where advertisements may be place and govern the claims that may be made by the manufacturer.

Employees

As of May 2, 2008, Aoxing Pharmaceutical had 269 full time employees who receive labor insurance. These employees are organized into a union under the labor laws of China and can bargain collectively with Aoxing Pharmaceutical. In addition, Aoxing Pharmaceutical employs over 72 sales representatives who are paid on a commission basis. These representatives are not part of the union. Aoxing Pharmaceutical maintains good relations with its employees.

Aoxing Pharmaceutical is required to contribute a portion of its employees' total salaries to the Chinese government's social insurance funds, including medical insurance and unemployment insurance and to purchase job injuries insurance for employees, in accordance with relevant regulations. The government's social insurance funds account for 10% of employees' total salaries. And the job injuries insurance premium is about RMB 50 (approximately US$7) per person. Aoxing Pharmaceutical expects the amount of its contribution to the government's social insurance funds and the cost related to job injuries insurance to increase in the future as it expands its workforce and operations.

Executive Offices

Our executive office in China for Aoxing Pharmaceutical is located at Shiji Xi Road, Xianyang, Shaanxi Province, Tel(pound)(0)029-33686638, Fax(pound)(0)029-33686638.

Risk of Loss And Product Liability Insurance

Neither we nor Aoxing Pharmaceutical carries any product liability insurance on Aoxing Pharmaceutical’s products.

DESCRIPTION OF PROPERTY

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right" after a purchase price for such "land use right" is paid to the government. The "land use right" allows the holder the right to use the land for a specified long-term period of time and enjoys all the incidents of ownership of the land. The following are the details regarding Aoxing Pharmaceutical’s land use rights with regard to the land that it use in its business.

Aoxing Pharmaceutical has rights to 84,778 square meters of land in Chen Yang Zhai and its land use area is 52,264 square meters. Aoxing Pharmaceutical gained the “land use right” by the agreement signed with the local government on May 2005. Total value of the contract was 48,540,920 RMB (6,300,400 USD), including land confiscated fee, settlement compensation, ground structure compensation, city construction fitting fee, land reclamation fee, agriculture land fund, water construction fund, agricultural tax, land use fee, land leasing fee, etc. No additional payment will be needed to retain this right. The number of years of its land tenure is 50 years, and its land use certificate was issued in 2006.

The land is located at Shiji Avenue, Xianyang City, Shaanxi province, P.R. China 712000. It is an industrial land and belongs to local industrial development zone. Now there 2 medicine manufacturing plants, one office building and other supporting facilities on the land, all of which are built by Aoxing Pharmaceutical.

LEGAL PROCEEDINGS

Neither we nor any of our subsidiaries nor Aoxing Pharmaceutical is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us, Aoxing Pharmaceutical or our subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 25, 2008 by (i) any person or group with more than 5% of our voting securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

Title of	Name and Address of	Nature of Beneficial	Percent of
Class	Beneficial Owner	Owner (1)	Class (2)
Common Stock	Ronghua Wang, Chairman of Board, President, CEO (3) Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	8,966,974	40.48%

Common Stock	Michael Segal, Director 11 East 86th Street, Suite 19 B New York, NY 10028	104,400	0.47%

Common Stock	Qinghua Liu, Director Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	3,000	0.01%

Common Stock	Haipeng Wu, Director Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	0	-

Common Stock	Xifeng Nie, Director Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	3,000	0.01%

Common Stock	Elaine Lanfeng Zhao, CFO 20955 Pathfinder Road, Suite 100, Diamond Bar, CA 91765	3,000	0.01%

Common Stock	Amei Zhang, Chief Operating Officer Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	3,000	0.01%

Common Stock	Shuang Gong, Secretary Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	3,000	0.01%

Common Stock	All Directors and Officers of the Company as a group	9,086,374	41.02%

Common Stock	Yan Wang (3) Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	1,152,897	5.20%

Common Stock	Rongfa Wang (3) Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	1,152,897	5.20%

Common Stock	Rangmei Wang (3) Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000	1,152,897	5.20%

(1)	As of the date of this prospectus, none of the beneficial owners listed in the table holds any option, warrant or other right to acquire any shares of our common within 60 days.

(2)
As of May 9, 2008, we had 22,152,311 outstanding shares of common stock. Because none of the beneficial owners listed in the table holds any option, warrant or other right to acquire any shares of our common within 60 days of the date of this prospectus, the calculation of percentage of class held by each owner does not include any such shares.

(3)	The shares attributed to this beneficial owner are held on behalf of such owner by Equity Trust (BVI), Limited, as trustee, pursuant to trust agreements executed on November 1, 2007.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following are our officers and directors as of the date of this prospectus. Some of our officers and directors are residents of the PRC and, therefore, it may be difficult for investors to effect service of process within the U.S. upon them or to enforce judgments against them obtained from the U.S. courts.

Directors and Executive Officers of Biostar:

Name	Position	Age

Ronghua Wang	Chairman of Board, President, CEO	52

Michael Segal	Director	65

Qinghua Liu	Director	40

Haipeng Wu	Director	50

Xifeng Nie	Director	52

Elaine Lanfeng Zhao	Chief Financial Officer	34

Shuang Gong	Secretary	39

Amei Zhang	Chief Operating Officer	33

Ronghua Wang has been our Chairman and chief executive officer since our inception and Chairman of Aoxing Pharmaceutical since September of 2006 and a director since 1997. He has served as Aoxing Pharmaceutical’s chief executive officer since1997 and its President since 2007. Beginning 1997, he was Aoxing Pharmaceutical’s Manager in charge of sales, management and manufacturing. Prior to 2006, Mr. Wang’s experience in management of other companies was at Geological Research Institute, Drugs Research Institute, General Contractor from 1985 to 1994. In 2001, Mr. Wang was named a “top ten most important person” in the Shaanxi pharmaceutical industry by News Department. In December 1997, he acquired 45.3%. Aoxing Pharmaceutical Inc. and began to serve as general manager of that Company. He graduated from Northwest University, with a Bachelor’s degree in Geology.

Michael Segal has been our director since June 8, 2007. Since 2001, he has been President of Segal Cirone Services Inc., a financial consulting company that advises institutions, banks and high net worth individuals. He has been a Principal, Options Compliance Principal and Branch Office Manager of Whitaker Securities LLC, a member of the Financial Industry Regulatory Authority (FINRA) since October 23, 2006. Prior to that, Mr. Segal had served as President of Alexander Westcott & Co., Inc., a Broker/Dealer registered with NASD and Secretary of the board of directors of its parent company, President of the Financial Commerce Network Inc., a public company, President of Lamborn Securities Inc. a Broker/Dealer registered with NASD, Branch Manager of Geldermann Securities Inc., President of Greentree Commodities, a Branch Manager at REFCO, Inc., a Senior Vice President at Shearson American Express and a Branch Manager at Investors Overseas Services (Bangkok, Thailand). He is also individually registered as an Introducing Broker with the Commodity Futures Trading Commission and a member of the National Futures Association and a founding member of the Managed Funds Association. Mr. Segal received a B.B.A. in marketing and economics from the University of Miami in Florida. Mr. Segal sits on the board of directors of China Agri Business Inc.(CHBU.BB), a public company traded on the US OTC Bulletin Board. Additionally Mr. Segal sits on the board of directors of the following privately held companies: China Power Equipment Inc.; Jiali Pharmaceuticals Inc.; and Asia Nutracueticals Consulting Co. Ltd.

Qinghua Liu has been our director since 2007. Ms. Liu also serves as Chief Financial Officer of Aoxing Pharmaceutical, a position she has held since 2006. She began working at Aoxing Pharmaceutical in 1996 as the manager of the company’s finance department. Prior to that, Ms. Liu served as an accountant at Xing Ping paper mill and at a Chinese traditional medicine research academyMs. Liu graduated from Northwest Light Industry College in Shaanxi, China in 1990 with an Associate’s Degree in financial management.

Haipeng Wu has been our director since July 2007. From 2001 until now, Mr. Wu worked at Automobile Repairing Department as manager and CEO. He graduated from Northwest University in Xi’an, China, in 1982.

Xifeng Nie graduated from Xi’an College of Politics in Xi’an, China in 1987. Mr. Nie has been a director of Biostar since 2007. In 2002, Mr. Nie began working at Aoxing Pharmaceutical Inc. as vice manager and office director and served in that position until now. From 1997 to 2002, Mr. Nie worked in Construction Bank. Mr. Nie graduated from Xi’an College of Politics in Xi’an, China in 1987.

Elaine Zhao has been our CFO since July 1, 2007. In 2005, she founded ELZ Accountancy Corp., a Los Angeles based accounting firm providing services in accounting, auditing, tax, financial planning, insurance analysis, and investment consulting, and she has served as its president since that time. Ms. Zhao continues to work for ELZ. In her work with ELZ, Ms. Zhao has served clients including privately owned and publicly traded company in various industries and has worked with banks in financing small businesses. Ms. Zhao has held Series 7 and 66 licenses as a broker at a national brokerage firm and is an independent financial advisor. From October 2000 to October 2005, Ms. Zhao worked as accountant and auditor at Liang & Company Accountancy Corp., firm in Los Angeles. Ms. Zhao is a co-founder of the Southern California Chinese Professional Association. She holds an MS in Finance from the Kelley School of Business at Indiana University and is a Certified Public Accountant.

Shuang Gong has been Secretary of Aoxing Pharmaceutical since 2006. She is also Administration Manager of Aoxing Pharmaceutical. From 1998 to 2000, Ms. Gong served as Assets Operation Manager of West Securities and Assistant Economist at West Securities; she currently serves as Assistant Office Director of Aoxing Pharmaceutical. Ms. Gong graduated from Xi’an Institute of Technology in Xi’an, China, with a bachelor’s degree in machine and electricity integration and earned a second bachelor’s degree in business management from Provincial Party College in Xi’an, China in 2001.

Amei Zhang has been chief operating officer of Aoxing Pharmaceutical since July 2007. From 1999 until now she has served in various capacities at Aoxing Pharmaceutical Inc. Ms. Zhang graduated from North-West University of China with a major of law in 1999, and received a bachelor’s degree in Economics from The Central Party School in 2005 in Xianyang, China.

The directors will serve until our next annual meeting, or until their successors are duly elected and qualified. The officers serve at the pleasure of the Board.

None of our directors hold directorships in other reporting companies.

None of our directors is an “independent director” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15).

There are no family relationships among our directors or officers.

To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following table reflects the compensation paid to our principal executive officer. None of our executive officers earned more than $100,000 in any of the previous two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus (($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ronghua Wang CEO, President (1)	2006 2005	8,086 6,469	12,129 7,008	— —	— —	— —	— —	— —	20,216 13,477

(1)	Mr. Ronghua Wang was appointed our President and CEO on November 1, 2007.

Outstanding Equity Awards at 2006 Fiscal Year End

There were no option exercises or options outstanding in 2006.

Employment Agreements

Aoxing Pharmaceutical has employment agreements with Shuang Gong, Jianmin Du and Amei Zhang. The employment agreements of Ms. Gong, Mr. Du and Ms. Zang have the same material terms. Their employment agreements provide for a term of 5 years, year end bonuses based on profitability of Aoxing Pharmaceutical, a salary increases based on performance, and health and insurance benefits. The agreements may be terminated for cause by Aoxing Pharmaceutical by reason of serious neglect, criminal charges, or violation of the Aoxing Pharmaceutical’s rules by the employee. The employee may terminate the contract on 30 days’ notice and may terminate without notice in the event Aoxing Pharmaceutical violates health and safety regulations, fails to provide labor protection or fails to pay employee.

Mr. Wang, who as serves as our President and Chief Executive Officer and the President and Chief Executive Officer of Aoxing Pharmaceutical, is not a party to an employment agreement with either company. His compensation is determined by our Board of Directors and the Board of Directors of Aoxing Pharmaceutical, each of which he is a member and members of our board report to Mr. Wang at Aoxing Pharmaceutical. The Board of Directors consider a number of factors in determining Ms. Wang’s compensation in each company including his duties to each company, comparable compensation levels of executives and the time devoted the businesses. The Board of Directors did not consult with any experts or other third parties in determining the amount of Mr. Wang’s compensation. The amount of compensation payable to Mr. Wang can be increased at any time upon the determination of our Board of Directors.

According to a Preliminary Employment Agreement entered into as of June 25, 2007 between us and Elaine Zhao, Ms. Zhao provides financial services to us in consideration for the payment of $45,000 per year. The contract is for a period of two years and is terminable by either party with four weeks written notice.

Director Compensation

We pay no compensation to the directors for serving as a director. There are no other elements of compensation paid to our directors but it is expected that in the future, we may create a remuneration and expense reimbursement plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously described in this prospectus under “Description of Business - Corporate History,” our board of directors has the right to appoint the board of directors of Aoxing Pharmaceutical and its officers and directors. The transactions described in this prospectus under “Description of Business-Corporate History” involve officers and directors of Shaanxi Bostar, and Aoxing Pharmaceutical. To understand these relationships and these transactions, you should review the discussion in this prospectus under “Description of Business - Corporate History.”

DESCRIPTION OF OUR SECURITIES

The following is a summary description of our capital stock and certain provisions of our Articles of Incorporation, as amended and corrected, our By-laws, and certain applicable provisions of Maryland law.

General

We have common stock and preferred stock authorized, issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders and are not entitled to cumulative voting in the election of directors. Holders of common stock are entitled to any dividends that may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.  In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Preferred Stock

The Board of Directors is authorized under our Articles of Incorporation, as amended and corrected, to provide for the issuance of shares of preferred stock by resolution to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights.

Series A Preferred Stock:

The Company has designated 5,000,000 shares of its preferred stock as Series A Preferred Stock of which 72,500 shares are currently outstanding. Reference is made to the section “Selling Stockholders - Background - Series A Preferred Stock” for a description of the material terms of the outstanding Series A Preferred Stock.

Warrants

Reference is made to the section “Selling Stockholders - Background - Warrants” for a description of the material terms of the warrants granted to the selling stockholders in connection with the issuance of Series A Preferred Stock.

LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

EXPERTS

Morgenstern, Svoboda, & Baer CPAs P.C., independent certified public accountants, located at 40 Exchange Place Suite 1820, New York, N.Y. 10005, have audited our financial statements included in this registration statement to the extent and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel," as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATIONFOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

We are not currently required to file reports with the SEC; however, we intend to begin filing periodic reports with the SEC if and when the registration statement becomes effective. We are not currently required to deliver an annual report to stockholders, and we do not currently intend to deliver an annual report to stockholders until we are required to do so.

FINANCIAL STATEMENTS

Biostar Pharmacuticals, Inc. consolidated audited financial statements for the fiscal years ended December 31, 2007 and 2006, together with the report of the independent certified public accounting firm thereon and the notes thereto are presented beginning at page F-1.

INDEX TO FINANCIAL STATEMENTS

MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, N.Y.10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Biostar Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of Biostar Pharmaceuticals, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007. Biostar Pharmaceuticals, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biostar Pharmaceuticals, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer CPA’s P.C.
Certified Public Accountants

New York, N.Y.
March 21, 2008

BIOSTAR PHARMACEUTICALS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2007	2006
ASSETS
Current Assets

Cash and cash equivalents	$2,286,419	$11,934

Accounts receivable	4,123,135	380,919

Inventories	207,895	149,563
Prepayments and other receivables	18,225	14,149
Total Current Assets	6,635,674	556,565

Property and equipment, net	6,206,994	6,421,745

Intangible assets, net	7,404,011	7,692,794

Total Assets	$20,246,679	$14,671,104

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable and accrued expenses	$537,780	$265,529

Customer advances	2,412,846	2,261,612

Short-term bank loan	519,544	256,164

Value-added tax payable	298,032	325,579

Income tax payable	187,089	-
Total Current Liabilities	3,955,291	3,108,884

Commitment

Stockholders' Equity
Series A, convertible preferred stock, $0.001 par value, 5,000,000 shares authorized,
72,500 and 0 shares issued and outstanding at December 31, 2007 and 2006	725,000	-
Undesignated preferred stock, $.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
22,152,311 and 19,832,311 shares issued and outstanding at December 31, 2007 and 2006	22,152	19,832
Additional paid-in capital	8,244,017	8,246,337
Statutory reserves	902,113	510,348
Accumulated other comprehensive loss	(53,517)	(94,161)
Retained earnings	6,451,623	2,879,864
Total Stockholders' Equity	16,291,388	11,562,220

Total Liabilities and Stockholders' Equity	$20,246,679	$14,671,104

The accompanying notes are an integral part of these financial statements.

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2007	2006

Sales, net	$15,887,486	$5,745,787

Cost of sales	5,224,556	2,978,884

Gross profit	10,662,930	2,766,903

Selling, general and administrative expenses	5,817,167	983,913

Income from operations	4,845,763	1,782,990

Other Income (Expense)
Interest income	3,492	46
Interest expense	(60,292)	(82,640)
Other, net	(33)	(3,475)
Foreign exchange loss	(3,970)	-
Total other Income (Expense)	(60,803)	(86,069)

Income before income taxes	4,784,960	1,696,921

Provision for income taxes	821,436	-

Net income	$3,963,524	$1,696,921

Net income per common share
Basic and diluted	$0.20	$0.09

Weighted average common shares outstanding
Basic and diluted	20,185,972	19,832,311

Pro forma net income per share
Basic and diluted	$0.12

Pro forma weighted average shares outstanding
Basic and diluted	21,274,560

The accompanying notes are an integral part of these financial statements.

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

								Accumulated
					Additional			Other	Total
	Capital Stock		Preferred Stock		Paid-in	Statutory	Retained	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Reserve	Earnings	Income (Loss)	Equity

BALANCE, JANUARY 1, 2006	19,832,311	$19,832	-	$-	$4,202,957	$257,699	$1,435,592	$(23,997)	$5,892,083

Additional capital	-	-	-	-	3,400,974	-	-	-	3,400,974

Additional paid-in capital	-	-	-	-	642,406	-	-	-	642,406

Transfer to statutory reserve	-	-	-	-	-	252,649	(252,649)	-	-

Net income	-	-	-	-	-	-	1,696,921	-	1,696,921

Translation adjustment	-	-	-	-	-	-	-	(70,164)	(70,164)

BALANCE, DECEMBER 31, 2006	19,832,311	$19,832	-	-	$8,246,337	510,348	2,879,864	(94,161)	11,562,220

Issuance of preferred stock	-	-	72,500	725,000	-	-	-	-	725,000

Issuance of common stock in reverse acquisition	2,320,000	2,320	-	-	(2,320)	-	-	-	-

Transfer to statutory reserve	-	-	-	-	-	391,765	(391,765)	-	-

Net income	-	-	-	-	-	-	3,963,524	-	3,963,524

Translation adjustment	-	-	-	-	-	-	-	40,644	40,644

BALANCE, DECEMBER 31, 2007	22,152,311	$22,152	72,500	$725,000	$8,244,017	$902,113	$6,451,623	$(53,517)	$16,291,388

The accompanying notes are an integral part of these financial statements.

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,963,524	$1,696,921
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	589,872	250,595
Provision for doubtful accounts	109,234	1,632
Loss on disposition of fixed assets	-	3,927
Changes in operating assets and liabilities:
Accounts receivable	(3,677,867)	(54,113)
Other receivables	(2,997)	(3,570)
Prepaid expenses	-	13,899
Inventory	(46,322)	204,081
Accounts payable and accrued expenses	244,219	(816,069)
Customer advances	(1,278)	1,498,948
VAT tax payable	(47,540)	(309,204)
Income tax payable	179,644	-
Net cash provided by (used in) operating activities	1,310,489	2,487,047

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(86,339)	(1,572,615)
Purchase of land use right	-	(3,696,632)
Acquisitions of proprietary technologies	-	(869,138)
Net cash provided by (used in) Investing activities	(86,339)	(6,138,385)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from short-term bank loan	498,871	100,770
Repayments of short-term bank loan	(262,564)	(491,252)
Proceeds from issuance of preferred stock	725,000	-
Receipt of additional capital	-	3,400,975
Net cash provided by (used in) financing activities	961,307	3,010,493

Effect of exchange rate changes on cash and cash equivalents	89,028	10,816

Net Increase (Decrease) in cash and cash equivalents	2,274,485	(630,029)

Cash and cash equivalents, beginning balance	11,934	641,963

Cash and cash equivalents, ending balance	$2,286,419	$11,934

SUPPLEMENTAL DISCLOSURES:
Interest payments	$60,292	$90,865
Income tax payments	$641,792	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Proprietary technologies contributed by owners	$-	$642,406

The accompanying notes are an integral part of these financial statements.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1 - ORGANIZATION

Biostar Pharmaceuticals, Inc. (“Biostar” or “the Company”) was incorporated in the State of Maryland on March 27, 2007. On June 15, 2007, Biostar formed Shaanxi Biostar Biotech Ltd (“Shaanxi Biostar” or the “WFOE). Shaanxi Biostar is a wholly-owned subsidiary of Biostar and a limited liability company organized under the laws of the People's Republic of China (the "PRC").

On November 1, 2007, Shaanxi Biostar entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Shaanxi Aoxing Pharmacy Co., Ltd ("Aoxing Pharmaceutical") and its shareholders (the “Transaction”). Aoxing Pharmaceutical is a corporation formed under the laws of the PRC. According to these Agreements, Shaanxi Biostar acquired management control of Aoxing Pharmaceutical whereby Shaanxi Biostar is entitled to all of the net profits of Aoxing Pharmaceutical as a management fee, and is obligated to fund Aoxing Pharmaceutical’s operations and pay all of the debts. In exchange for entering into the Agreements, on November 1, 2007, the Company issued 19,832,311 shares of its common stock to Aoxing Pharmaceutical owners, representing approximately 90% of the Company’s common stock outstanding after the Transaction. Among the 19,832,311 shares of common stock issued, 15,436,005 shares were held by BVI trust on behalf of some Aoxing Pharmaceutical owners. Consequently, the owners of Aoxing Pharmaceutical own a majority of the Company's common stock immediately following the Transaction, therefore, the Transaction is being accounted for as a "reverse acquisition", and Aoxing Pharmaceutical is deemed to be the accounting acquirer in the reverse acquisition.

These contractual arrangements completed on November 1, 2007 provide that Shaanxi Biostar has controlling interest in Aoxing Pharmaceutical as defined by FASB Interpretation No. 46R “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Shaanxi Biostar to consolidate the financial statements of Aoxing Pharmaceutical and ultimately consolidate with its parent company, Biostar (see Note 2 “Principles of Consolidation”).

The Company, through its subsidiary and exclusive contractual arrangement with Aoxing Pharmaceutical, is engaged in the business of discovering, developing, manufacturing and marketing of over-the-counter (“OTC”) and prescription pharmaceutical products as well as medical supplement products which include capsules, granules and powder type medicines for a variety of diseases and conditions such as hepatitis, gynecopathy and various male diseases in the PRC.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Aoxing Pharmaceutical is the VIE of Shaanxi Biostar, the Company considered the following indicators, among others:

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•
Shaanxi Biostar has the full right to control and administrate the financial affairs and daily operation of Aoxing Pharmaceutical and has the right to manage and control all assets of Aoxing Pharmaceutical. The equity holders of Aoxing Pharmaceutical as a group have no right to make any decision about Aoxing Pharmaceutical’s activities without the consent of Shaanxi Biostar.

•
Shaanxi Biostar was assigned all voting rights of Aoxing Pharmaceutical and has the right to appoint all directors and senior management personnel of Aoxing Pharmaceutical. The equity holders of Aoxing Pharmaceutical possess no substantive voting rights.

•	Shaanxi Biostar will provide financial support if Aoxing Pharmaceutical requires additional funds to maintain its operations and to repay its debts.

•
Shaanxi Biostar should be paid a management fee equal to Aoxing Pharmaceutical’s net profits and should assume all operation risks of Aoxing Pharmaceutical and bear all losses of Aoxing Pharmaceutical. Therefore, Shaanxi Biostar is the primary beneficiary of Aoxing Pharmaceutical.

Aoxing Pharmaceutical is wholly owned by the majority shareholders of the Company. The capital provided to Aoxing Pharmaceutical by the Company was recorded as interest-free loan to Aoxing Pharmaceutical. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation.. Under various contractual agreements, the shareholders of Aoxing Pharmaceutical are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Aoxing Pharmaceutical. In addition, the shareholders of Aoxing Pharmaceutical have pledged their shares in Aoxing Pharmaceutical as collateral to secure these contractual arrangements.

As the Company was incorporated on March 27, 2007, the consolidated financial statements for the year ended December 31, 2006 only include the financial statements of Aoxing Pharmaceutical for the period presented.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Yuan Renminbi (CNY) as its functional currency. The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (SFAS) No. 52, Foreign Currency Translation. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income as a Component of Shareholders Equity. Foreign exchange transaction gains and losses are reflected in the income statement. During the year ended December 31, 2007, the foreign currency translation adjustments to the Company’s comprehensive income were $40,644; the currency transaction losses were $3,970, primarily as a result of the Chinese renminbi appreciating against the U.S. dollar.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful accounts amounted to $126,314 and $11,565 as at December 31, 2007 and 2006 respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to market value, if lower. As of December 31, 2007 and 2006, inventories consist of the following:

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	Year ended December, 31,
	2007	2006
Raw materials	$110,946	$128,913
Work in process	8,445	883
Finished goods	88,504	19,767
	$207,895	$149,563

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. As the real property is situated on the land with 50 years of land use rights, thus the 50-year-life is used as the estimated life of real property. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Real property	50 years
Machinery & equipment	15 years
Leasehold improvements	10 years
Computers & office equipment	5 years

Property, Plant & Equipment consist of the following:

	Year ended December, 31,
	2007	2006
Real property	$4,393,372	$4,314,602
Machinery & equipment	508,353	500,783
Leasehold improvements	1,946,831	1,946,831
Furniture & fixtures	62,981	62,981
	6,911,537	6,825,197
Less: Accumulated depreciation	(704,543)	(403,452)
	$6,206,994	$6,421,745

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from ten to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land rights purchased in August of 2006 will expire in 2056. The proprietary technologies were contributed by four shareholders of the Company and relate to the production of the Company's five state approved drugs. All of the Company’s intangible assets are subject to amortization with estimated lives of:

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Land use right	50 years
Proprietary technologies	10 years

The components of finite-lived intangible assets are as follows:

	Year ended December, 31,
	2007	2006
Land use right	$6,202,238	$6,202,238
Proprietary technologies	1,511,544	1,511,544
	7,713,782	7,713,782
Less: Accumulated amortization	(309,771)	(20,988)
	$7,404,011	$7,692,794

The estimated future amortization expenses related to intangible asset as of December 31, 2007 are as follows:

Years Ending December 31,
2008	$288,800
2009	288,800
2010	288,800
2011	288,800
2012	288,800
Thereafter	5,960,011

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Value Added Tax Payable

The Company is subject to a value added tax rate of 17% on product sales by the Peoples Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the Peoples Republic of China.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

In December 2004, the FASB issued FASB Statement No. 123R ("SFAS 123R"), "Share-Based Payment, an Amendment of FASB Statement No. 123". SFAS 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R is effective beginning in the Company's first quarter of fiscal 2006.

The Company did not issue any stock options to employees during the year ended December 31, 2007, therefore pro forma disclosures are not required.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), on January 1, 2007 The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. Interest associated with unrecognized tax benefits are classified as income tax and penalties are classified in selling, general and administrative expenses in the statements of operations. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and common share equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

Statement of Cash Flows

In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), Disclosure about Segments of an Enterprise and Related Information requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

For the Company, the reportable business segments are based on products.

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively. The Company is currently evaluating the potential impact of the adoption of SFAS 141R on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for fiscal years beginning on or after December 15, 2008 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company is currently evaluating the potential impact of the adoption of SFAS 160 on its consolidated financial position, results of operations or cash flows.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, FASB issued Statement of Financial Accounting Standards 157 (“SFAS 157”), “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect of this pronouncement on financial statements, but does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006, FASB issued SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

A brief description of the provisions of this Statement
The date that adoption is required
The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

Note 3 - SHORT-TERM BANK LOAN

The Company’s VIE in China has a RMB 3,800,000 ($519,544 translated at the December 31, 2007 exchange rate of $1=RMB 7.3141) short-term bank loan, which expired on February 13, 2008 and has been extended for 6 months to expire on Aug. 12, 2008. Interest is payable monthly at 0.816% per month. The loan is secured by the Company's real property.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 4 - SERIES A CONVERTIBLE PREFERRED STOCK

Between May 29, 2007 and June 4, 2007, the Company raised $725,000 from two investors in a private placement of its Series A Convertible Preferred Stock at a purchase price of $10.00 per unit, for a unit consisting of one share of Preferred Stock and one Warrant.

The Series A Preferred Stock has no voting rights except that the approval of the holders of at least 51% of the Series A Preferred Stock is required for the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking equal or prior to the Series A Preferred; or the amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation of the corporation which would alter or change the powers, preferences, or special rights of the shares of the Series A Preferred so as to affect them adversely.

Each share of Series A Stock shall automatically be converted into shares of Common Stock immediately upon the closing of a "Qualified IPO", at the Conversion Price equals to one-third of the price per share of the common stock paid by the purchasers of common stock in a Initial Public Offering. The number of shares of Common Stock issuable upon conversion of one share of Series A Preferred shall be the quotient obtained by dividing (A) $10 by (B) the Conversion Price. The aggregate number of shares of common stock which may be issued upon conversion of the Series A Preferred Stock shall be no more than 2 million shares.

Upon completion of the automatic conversion of the Series A Preferred Stock into common stock, the Company will record a deemed dividend and as an increase in additional paid-in capital, the intrinsic value of the beneficial conversion feature (the "BCF"). The intrinsic value of the BCF will be the difference between the fair value of the common stock received upon conversion and the $725,000 proceeds received.

Assuming completion of the planned public offering at $2.00 per share and the automatic conversion of the Series A Preferred Stock into 1,088,588 shares of common stock at conversion price of approximately $0.67 per share, pro forma net income per common share would be:

Year Ended
December 31,
2007

Pro forma basic and diluted net income:
Net income	$3,963,524
Deemed dividend from beneficial conversion feature of preferred stock	(1,452,176)
Net income applicable to common shareholders	$2,511,348

Pro forma weighted average shares outstanding:
Weighted average common shares outstanding	20,185,972
Common shares to be issued upon conversion of preferred stock	1,088,588
Pro forma weighted average shares outstanding	21,274,560

Pro forma basic and diluted net income per share	$0.12

  The Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Effective Date on which a Conversion Price is first determinable through and including the Termination Date which is the third anniversary date, at an exercise price per Share equal to 150% of the Conversion Price.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 5 - UNDESIGNATED PREFERRED STOCK

The Blank Check Preferred Stock may be issued from time to time in one or more classes or series.

Note 6 - COMMON STOCK

During year ended December 31, 2007, the Company issued 22,152,311 shares of common stock.

On April 1, 2007, the Company executed a Corporate Finance Advisory Services Agreement with Friedland Corporate Investor Services LLC ("Friedland"). The advisory agreement provided that Friedland will assist the Company in forming a Wholly-Owned Foreign Enterprise ("WOFE") under the laws of PRC, in acquiring control of a PRC business enterprise, and the Company becoming publicly traded in the United States. As consideration for these services, on November 1, 2007, the Company issued 2,320,000 shares of its common stock to 20 Friedland designees including 104,400 shares to the then sole director of the Company.

On November 1, 2007, the Company, through its wholly owned subsidiary, Shaanxi Biostar, acquired management control of Aoxing Pharmaceutical. In exchange for the acquisition of control, the Company issued 19,832,311 shares of its common stock to Aoxing Pharmaceutical owners.

Note 7 - INCOME TAXES

The Company was incorporated in the United States of America and has operations in two tax jurisdictions - the United States of America and the PRC. For the operation in the United States of America, the Company has incurred net accumulated operating losses for income tax purposes. The Company believes that it is more likely than not that these net accumulated operating losses will not be utilized in the future. Therefore, the Company has provided full valuation allowance for the deferred tax assets arising from the losses in the United States as of December 31, 2007. The Company generated substantially all of its net income from its PRC operations for the years ended December 31, 2007 and has recorded income tax provision for the year.

United States of America

As of December 31, 2007, the Company had federal and state net operating loss carryforwards of approximately $85,386 available to offset future taxable income in the United States of America. The net operating loss carryforwards will expire, if unused, in the year ending December 31, 2027. The deferred tax assets for the United States operation at December 31, 2007 consists mainly of net operating loss carryforwards and for which a full valuation allowance has been provided, as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the net deferred tax assets for operation in the United States of America as of December 31, 2007 and 2006:

	Year Ended December 31,
	2007	2006

Deferred tax assets:
Net operating loss carryforwards	$32,900	$-
Total deferred tax assets	32,900	-
Less: valuation allowance	(32,900)	-
Net deferred tax assets	$-	$-

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 7 - INCOME TAXES (CONTINUED)

China

The Company’s subsidiary and VIE were incorporated in the PRC which is governed by the Income Tax Law of the PRC and various local income tax laws (the “Income Tax Laws"). Under the Income Tax Laws, all enterprises in China (including foreign-invested enterprises) generally are subject to Enterprise Income Taxes (“EIT”) at a statutory rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply.

The Company’s VIE is a high-tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year tax exemption followed by three years with a 50% reduction in the tax rate, commencing the first profitable year. The VIE’s application for an income tax deduction was accepted on December 4, 2005 by the Tax Department of Xian Yang Government. That is a reduction of income tax payable by 50% from January 1, 2007 to December 31, 2009 and an exemption from income tax from January 1, 2005 to December 31, 2006. The deferred tax assets for the Company’s China subsidiary and VIE are immaterial at December 31, 2007.

The income tax expenses for China operation consist of the following:

	Year Ended December 31,
	2007	2006

Income tax provision	$821,436	$-
Change in deferred tax assets	-	-
Change in valuation allowance	-	-
Income tax expenses	$821,436	$-

Note 8 - MAJOR CUSTOMER

Approximately 12% and 14% of net sales were made to one customer for the year ended December 31, 2007 and 2006, respectively.

Note 9 - STATUTORY RESERVES

The Company’s subsidiary and VIE in China are required to make appropriations to certain non-distributable reserve funds. In accordance with the laws and regulations applicable to China’s Foreign Investment Enterprises and the China Company Laws, an enterprise’s income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effect January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2007 and 2006, the Company’s VIE had allocated $902,113 and $510,348 to these non-distributable reserve funds, respectively.

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 10 - OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity at December 31, 2007 is as follows:

Accumulated Other Comprehensive Income (loss)
Balance at January 1, 2006	$(23,997)
Change for 2006	(70,164)
Balance at December 31, 2006	$(94,161)
Change for 2007	40,644
Balance at December 31, 2007	$53,517

Note 11 - COMMITMENT

Corporate Finance Advisory Services Agreement

On March 8, 2007, the Company executed a Corporate Finance Advisory Services Agreement (the “Advisory Agreement") with Friedland Capital Inc. (“Friedland”). The advisory agreement stated that Friedland would provide to the Company corporate finance advisory services designed to achieve its corporate finance objectives, specifically to result in the Company's shares (or a successor entity's shares) becoming publicly-traded in the United States. As consideration for these services, the Company paid Friedland RMB 1,650,000 in 2007 and is obligated to pay Friedland additional RMB 750,000 ($102,542 translated at $1=RMB 7.3141) within five working days after the Company’s shares becoming listed in public market.

Lease Agreements

The Company utilizes office space provided by one of its directors at no cost.

Note 12 - SEGMENT INFORMATION

 The following is a summary of revenues by reportable business:

	Year Ended December 31,
	2007	2006

Xin Aoxing Oleanolic Acid Capsule	$10,299,338	$2,417,577
Taohuasan Pediatrics Medicine	1,883,121	1,115,309
Gan Wang Compound Paracetamol Capsule	1,251,032	911,459
Tianqi Dysmenorrhea Capsule	1,340,675	752,877
Danshen Granule	1,113,320	548,331

	$15,887,486	$5,745,553

BIOSTAR PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 13 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s major operations are carried out in the PRC, therefore the Company is subject to the risks not typically associated with entities operating in the United States of America. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. All of the following risks may impair the Company’s business operations. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could be materially adversely affected. In such case, investor may lose all or part of the investment. Additional risks include:
▪	The Company may not be able to adequately protect and maintain its intellectual property.
▪	The Company may not be able to obtain regulatory approvals for its products.
▪
The Company may have difficulty competing with larger and better financed companies in the same sector. New legislative or regulatory requirements may adversely affect the Company’s business and operations. The Company is dependant on certain key existing and future personnel.

▪	The Company’s growth is dependent on its ability to successfully develop, market, or acquire new drugs. The Company may be subject to product liability claims in the future.
▪	Changes in the laws and regulations in the PRC may adversely affect the Company’s ability to conduct its business.
▪	The Company may experience barriers to conducting business due to governmental policy.
▪	Capital outflow policies in the PRC may hamper the Company’s ability to remit income to the United States.
▪	Fluctuation of the Renminbi could materially affect the Company’s financial condition and results of operations.
▪	The Company may face obstacles from the communist system in the PRC.
▪	The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.
▪	Trade barriers and taxes may have an adverse affect on the Company’s business and operations.
▪	There may not be sufficient liquidity in the market for the Company’s securities in order for investors to sell their securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article V of our By-Laws, The directors and officers shall be indemnified to the fullest extent permitted by Maryland law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee*	$100.00
Professional Fees and Expenses*	$150,000
Printing and Engraving Expenses *	$5,000
Transfer Agent's Fees*	$2,500
Federal & State Taxes	$-
Listing Fees	$-
Miscellaneous Expenses*	$3,000
Total*	$160,000
* Estimates

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth recent sales by the Company of unregistered securities during the fiscal year ending December 31, 2007:

On May 29, 2007 and June 4, 2007, we raised $725,000 in two private placements of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share, which we issued together with an aggregate of 1,088,588 warrants to purchase our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding common stock on a fully diluted basis.

The private placements were exempt from registration under the Securities Act under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder because the securities were offered only to two purchasers, both of which were accredited investors, no general advertisement of the sale of securities was made, and all other requirements of the exemption were satisfied. For more information about the private placements and the instruments through which they were executed, including the Preferred Stock and Warrant Purchase Agreement see the “Selling Stockholders” section of the prospectus included in this registration statement.

The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended December 31, 2006:

None.

No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued under circumstances not involving a public offering.

Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

EXHIBITS

Exhibit Index

3.1	Articles of Incorporation filed with the Secretary of State of the State of Maryland on March 27, 2007. (1)

3.2	Articles of Amendment. filed with the Secretary of State of the State of Maryland on August 1, 2007. (1)

3.3	Articles of Amendment filed with the Secretary of State of the State of Maryland on September 14, 2007.(1)

3.4	Bylaws of the Company.(1)

4.1	Form of $1.00 Common Stock Warrant.(1)

5.1	Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered.(1)

10.1	Amended and Restated Entrusted Management Agreement, dated May 6, 2008, entered into by and between Shaanxi Aoxing Pharmaceutical Co., Ltd its shareholders and Shaaanxi Biostar Biotech Ltd.(3)

10.2	Form of Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers of the Series A Convertible Preferred Stock.(1)

10.3	Form of Amendment No. 1 to the Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers of the Series A Convertible Preferred Stock.(1)

10.4
Exclusive Option Agreement (the “Agreement”) by and among Shaanxi Biostar Biotech Ltd., Wang Ronghua, Wang Yan, Wang Rongfa, Wang Rangmei, Cao Xuezhu, Wang Yuxing, An Xiaoru, Ao Quanfang, Tang Wenying, Qin Hongxia, Wu Gang, Wu Weiping, Bai Rong, Wu Jin and Shaanxi Aoxing Pharmaceutical Co., Ltd.(2)

10.5
Share Pledge Agreement by and among Wang Ronghua, Wang Yan, Wang Rongfa, Wang Rangmei, Cao Xuezhu, Wang Yuxing, An Xiaoru, Ao Quanfang, Tang Wenying, Qin Hongxia, Wu Gang, Wu Weiping, Bai Rong, Wu Jin, and Shaanxi Biostar Biotech Ltd.(2)

10.6
Shareholders’ Voting Proxy Agreement by and among Shaanxi Biostar Biotech Ltd, Wang Ronghua, Wang Yan, Wang Rongfa, Wang Rangmei, Cao Xuezhu, Wang Yuxing, An Xiaoru, Ao Quanfang, Tang Wenying, Qin Hongxia, Wu Gang, Wu Weiping, Bai Rong and Wu Jin.(2)

10.7	Cooperation Agreement between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Xianyang Material Medical Institute.(3)

10.8	Technological Cooperation Agreement between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Shaanxi University of Science and Technology.(3)

10.9	Drug Supply and Marketing Contract between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Guangdong Runtai Pharmaceutical Co., Ltd.(2)

10.10	Purchase Contract between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Xi'an Chemical Industry Medicine Supply and Marketing Company.(2)

10.11	Labor Contract between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Shuang Gong dated June 10, 2006.(2)

10.12	Labor Contract between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Jianmin Du dated January 2, 2006.(2)

10.13	Labor Contract between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Ame Zhang dated July 7, 2007.(2)

10.14	Corporate Finance Advisory Agreement between Friedland Capital Inc. and Shaanxi Aoxing Pharmacy Co., Ltd., dated March 8 , 2007.(2)

10.15	Entrust Agreement for Land Acquisition.(2)

10.16	Land use right.(2)

10.17	Purchase Contract between Shaanxi Aoxing Pharmaceutical Co., Ltd. and Xi’an Chinese Drug Tablet Factory.(2)

10.18	Loan Agreement between Shaanxi Aoxing Pharmaceutical Co., Ltd and Qindu District Rural Credit Cooperative (Fengxi Branch) dated February 13, 2008.

10.19	Technological Cooperation Agreement between Shaanxi Aoxing Pharmaceutical Co., Ltd and College of Life Sciences of Northwest University, dated September 10, 2006.

21.1	List of subsidiaries.(1)

23.1	Consent of accountants (Morgenstern, Svoboda, & Baer CPAs P.C.) for use of their report.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-147363) filed with the SEC on November 13, 2007.

(2)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1A (File No. 333-147363) filed with the SEC on February 25, 2008.

(3)	Refiled with this Registration Statement.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining a liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beijing, PRC, on May 9, 2008.

BIOSTAR PHARMACEUTICALS, INC.

/s/ Ronghua Wang
By: Ronghua Wang,
Chief Executive Officer, President and
Director (principal executive officer)

/s/ Elaine Lanfeng Zhao
By: Elaine Lanfeng Zhao,
Chief Financial Officer and principal
accounting and financial officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name and Title	Date

/s/ Ronghua Wang	May 9, 2008
By: Ronghua Wang
Chief Executive Officer, President and Director
(principal executive officer)

/s/ Elaine Lanfeng Zhao	May 9, 2008
By: Elaine Lanfeng Zhao,
Chief Financial Officer and principal
accounting and financial officer

/s/ Qinghua Liu	May 9, 2008
By: Qinghua Liu
Director

/s/ Michael Segal	May 9, 2008
By: Michael Segal
Director

/s/ Haipeng Wu	May 9, 2008
By: Haipeng Wu
Director

/s/ Xifeng Nie	May 9, 2008
By: Xifeng Nie
Director